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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRAMERCY CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Stockholder:	May 8, 2009

        You are invited to attend the annual meeting of stockholders of Gramercy Capital Corp. This year's meeting will be held on Thursday, June 18, 2009 at 9:30 a.m., local time, at the Grand Hyatt New York, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York.

        The attached proxy statement, with the accompanying notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting. Our directors and management team will be available to answer questions. Afterwards, there will be a vote on the matters set forth in the accompanying proxy statement.

        Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible or authorize your proxy by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of authorizing your proxy. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may revoke your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

Sincerely,

Stephen L. Green Chairman of our Board of Directors

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION

        Gramercy Capital Corp.'s stockholders of record on the close of business on April 9, 2009, the record date for the 2009 annual meeting of stockholders, may authorize their proxies by telephone or Internet by following the instructions on their proxy card. If you have any questions regarding how to authorize your proxy by telephone or by Internet, please call Morrow & Co. LLC, the firm assisting Gramercy with the solicitation of proxies, toll-free at (800) 607-0088.

 GRAMERCY CAPITAL CORP
420 Lexington Avenue
New York, New York 10170-1881

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 18, 2009

        The 2009 annual meeting of stockholders of Gramercy Capital Corp., a Maryland corporation, will be held on Thursday, June 18, 2009 at 9:30 a.m., local time, at the Grand Hyatt New York, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York. At the annual meeting, stockholders will be asked to consider and vote upon the following proposals:

  1.
  To elect two Class II directors to serve until the 2012 annual meeting of stockholders and until their successors are duly elected and qualify;

  2.
  To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  3.
  To act upon any other matters that may properly be brought before the annual meeting or any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

        Our Board of Directors has fixed the close of business on April 9, 2009, as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

        You are requested to complete and sign the enclosed form of proxy, which is being solicited by our Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope or authorize your proxy by calling the toll-free number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of authorizing your proxy. Any proxy may be revoked by delivery of a properly executed, later dated proxy. In addition, stockholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of our Board of Directors

Robert R. Foley Secretary

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on June 18, 2009.

This proxy statement and our 2009 annual report to stockholders are available at http:www.proxyvote.com.

New York, New York
May 8, 2009

        Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided or authorize your proxy by telephone or Internet following the instructions on your proxy card. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

v

GRAMERCY CAPITAL CORP.
420 Lexington Avenue
New York, New York 10170-1881

PROXY STATEMENT

FOR OUR 2009 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 18, 2009

        We are sending this proxy statement and the enclosed proxy card to our stockholders on or about May 8, 2009, in connection with the solicitation of proxies by our Board of Directors of Gramercy Capital Corp., a Maryland corporation, for use at the 2009 annual meeting of stockholders to be held on Thursday, June 18, 2009 at 9:30 a.m., local time, at the Grand Hyatt New York, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York or at any postponement or adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

        If our records show that you were a holder of our common stock at the close of business on April 9, 2009, which is referred to in this proxy statement as the record date, you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon. Stockholders do not have the right to cumulate votes in the election of directors.

What is the purpose of the annual meeting?

        At the annual meeting, you will be asked to consider and vote upon:

  •
  a proposal to elect two Class II directors;

  •
  a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  •
  any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 49,920,469 shares of common stock outstanding and entitled to vote at the meeting.

What vote is required to approve each proposal?

        A plurality of all of the votes cast at the annual meeting at which a quorum is present is necessary for the election of the Class II directors. A majority of all of the votes cast at the annual meeting at which a quorum is present is required for the ratification of our independent registered public accounting firm, and the approval of any other matters properly presented at the annual meeting for stockholder approval. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote "for" or "against" any matter being voted on at the annual meeting and will not be counted as "votes cast." Therefore, abstentions will have no effect on any of the proposals, assuming a quorum is present. Broker "non-votes," or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the annual meeting.

Can I change my vote after I submit my proxy card?

        If you authorize a proxy to vote your shares, you may revoke it at any time before it is voted by:

  •
  filing a written notice revoking the proxy with our Secretary at our address;

  •
  properly signing and forwarding to us a proxy with a later date; or

  •
  appearing in person and voting by ballot at the annual meeting.

        If you attend the annual meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

How do I vote?

        Voting in Person at the Annual Meeting.    If you are a registered stockholder and attend the annual meeting, you may vote in person at the annual meeting. If your shares of common stock are held in street name and you wish to vote in person at the annual meeting, you will need to obtain a "legal proxy" from the broker, bank or other nominee that holds your shares of common stock of record.

        Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of common stock in your own name as a holder of record with our transfer agent, The Bank of New York Mellon Corporation, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock in one of the following ways:

  •
  By Telephone.  You may authorize a proxy to vote your shares by telephone by calling the toll-free number listed on your proxy card. Telephone proxy authorization is available 24 hours per day until 11:59 p.m., Eastern Time, on June 17, 2009. When you call, please have your proxy card in hand, and you will receive a series of voice instructions which will allow you to authorize a proxy to vote your shares of common stock. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

  •
  By Internet.  You also have the option to authorize a proxy to vote your shares via the Internet. The website for Internet proxy authorization is printed on your proxy card. Internet proxy authorization is available 24 hours per day until 11:59 p.m., Eastern Time, on June 17, 2009. As with telephone proxy authorization, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

  •
  By Mail.  If you would like to authorize a proxy to vote your shares by mail, then please mark, sign and date your proxy card and return it promptly to our transfer agent, The Bank of New York Mellon Corporation, in the postage-paid envelope provided.

        Voting by Proxy for Shares Registered in Street Name.    If your shares of common stock are held in street name, you must return the enclosed Voting Instruction Form in order to have your shares of common stock voted on all items. Only your broker, bank or other nominee holder can vote your shares. If you do not return your voting instructions, the rules of the New York Stock Exchange, or the NYSE, permit your broker to vote some, but not all, of the items that will be presented at the annual meeting. In order for your shares to be voted on all items you must return your voting instructions.

        Please see the enclosed proxy card for further instructions on how to submit your vote. If you have any questions regarding how to authorize a proxy by telephone or by Internet, please call Morrow & Co. LLC, toll-free at (800) 607-0088.

How is my vote counted?

        If you properly execute a proxy in the accompanying form, and we receive it prior to voting at the annual meeting, or authorize your proxy to vote your shares electronically through the Internet or by telephone, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted for the election of the nominees for the Class II directors named in this proxy statement and for ratification of our Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the annual meeting.

How does the Board recommend that I vote on each of the proposals?

        The Board recommends that you vote:

  •
  FOR Proposal 1: the election of Allan J. Baum and Roger M. Cozzi to serve on our Board of Directors for a three-year term, as Class II directors; and

  •
  FOR Proposal 2: the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2009.

What other information should I review before voting?

        For your review, our 2008 annual report, including financial statements for the fiscal year ended December 31, 2008, is being mailed to you concurrently with the mailing of this proxy statement. You may also obtain, free of charge, a copy of our 2008 annual report on our website at http://www.gramercycapitalcorp.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities Exchange Commission, or the SEC. You may also obtain a copy of our Annual Report on Form 10-K, which contains additional information about our company, free of charge, by directing your request in writing to Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. The 2008 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation material.

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the cost of the solicitation of proxies. We have retained Morrow & Co. LLC at an aggregate estimated cost of $3,500, plus out-of-pocket expenses, to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.

        No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our Board of Directors currently consists of six members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualify. The term of one class expires at each annual meeting of stockholders. On April 16, 2008, Hugh F. Hall resigned as one of our directors. Prior to his resignation, our Board of Directors consisted of seven members. This vacancy has not yet been filled by our Board of Directors as of the date hereof. Roger M. Cozzi, our Chief Executive Officer, is being nominated as a Class II director in connection with this vacancy on our Board of Directors. In addition, Stephen L. Green and Marc Holliday have advised our Board of Directors that they will resign as directors at the 2009 annual meeting of stockholders. Immediately following the annual meeting, our Board of Directors will fill the Class III vacancy resulting from Mr. Holliday's anticipated resignation by nominating Timothy J. O'Connor, our President, to serve as a Class III director until the 2010 annual meeting of stockholders. Our Board of Directors will fill the vacancy resulting from Mr. Green's anticipated resignation in accordance with our company's Bylaws.

        At the annual meeting, two directors will be elected to serve until the 2012 annual meeting and until their successors are duly elected and qualify. Our Nominating and Corporate Governance Committee has recommended Allan J. Baum and Roger M. Cozzi to our Board of Directors as nominees for election to serve as Class II directors. Mr. Baum is currently serving as a Class II director. Following the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Allan J. Baum and Roger M. Cozzi to serve as Class II directors. Each of the Class II nominees listed below has consented to being named in this proxy statement and to serve as a director if elected. Our Board of Directors anticipates that each nominee will serve, if elected, as a director. However, if the nominees are unable to accept election, proxies voted in favor of the nominee will be voted for the election of such other person as our Nominating and Corporate Governance Committee may recommend to our Board of Directors.

        Our Board of Directors unanimously recommends a vote "FOR" each nominee for election as a Class II director.

Information Regarding the Nominee and the Continuing Directors

        The following table and biographical descriptions set forth certain information with respect to each nominee for election as a Class II director at the 2009 annual meeting and the continuing directors whose terms expire at the annual meetings of stockholders in 2010 and 2011, respectively, based upon information furnished by each director.

Name	Age	Director Since
Class II Nominee Directors (terms will expire in 2012)
Allan J. Baum	53	2004
Roger M. Cozzi	38	N/A
Class II Director (term will expire in 2009)
Stephen L. Green(1)	71	2004
Class III Continuing Directors (terms will expire in 2010)
Marc Holliday(2)	42	2004
Paul J. Konigsberg	73	2004
Class I Continuing Directors (terms will expire in 2011)
Jeffrey E. Kelter	54	2004
Charles S. Laven	57	2004

(1)
Mr. Green has advised our Board of Directors that he will resign as a Class II director at the 2009 annual meeting of stockholders. Our Board of Directors will fill the Class II vacancy resulting from Mr. Green's anticipated resignation in accordance with our company's Bylaws.

(2)
Mr. Holliday has advised our Board of Directors that he will resign as a Class III director at the 2009 annual meeting of stockholders. Immediately following the annual meeting, our Board of Directors will fill the Class III vacancy resulting from Mr. Holliday's anticipated resignation by nominating Timothy J. O'Connor, our President, who will serve as a Class III director until the 2010 annual meeting of stockholders.

Class II Nominees for Election—Terms will Expire in 2012

        Allan J. Baum.    Mr. Baum has served as one of our directors since August 2004. Mr. Baum retired from Credit Suisse First Boston, or CSFB, in 2002, where he was a Managing Director and head of the structured finance unit for commercial mortgage-backed securities. Prior to his ten years with CSFB, Mr. Baum served as a Vice President in the Real Estate Investment Bank of Citicorp, and held positions in the tax-exempt housing finance and taxable mortgage finance areas of Merrill Lynch. Mr. Baum also currently serves as a director of Community Development Trust, a for-profit, mission-oriented REIT. He previously served as Vice President of the Commercial Mortgage Securities Association. Mr. Baum received a B.A. degree in Government/Urban Studies from Dartmouth College in 1978 and an M.B.A. in Finance from Columbia University Graduate School of Business in 1983. Mr. Baum is 53 years old.

        Roger M. Cozzi.    Mr. Cozzi has been our Chief Executive Officer since October 2008.            Mr. Cozzi has also been the Chief Executive Officer of our former external manager, GKK Manager LLC, or the Manager, since October 2008. Prior to assuming this position, since March 2008, Mr. Cozzi worked as a consultant. From March 2007 to February 2008, Mr. Cozzi was a Managing Director of Fortress Investment Group, LLC, a hedge fund. Prior to working at Fortress Investment Group, Mr. Cozzi had served as Executive Vice President—Investments and Chief Investment Officer of iStar Financial, Inc., a publicly traded real estate investment trust focused on the financing of commercial real estate. At iStar Financial, Mr. Cozzi served as Chief Investment Officer from January 2006 to February 2007, Executive Vice President—Investments from January 2002 through February 2007 and as a Senior Vice President—Investments from 1998 to January 2002. While at iStar Financial, Mr. Cozzi was responsible for the origination of structured financing transactions, and he has successfully closed over $3 billion of first mortgage, mezzanine and corporate finance investments. From 1995 to 1998, Mr. Cozzi was an investment officer of Starwood Mezzanine Investors, L.P. and Starwood Opportunity Fund IV, two private investment funds that specialized in structured real estate finance and opportunistic equity investments. Prior to joining Starwood, Mr. Cozzi spent three years at

Goldman, Sachs & Co. While at Goldman Sachs, he spent two years in the real estate department, where he focused on securitizing and selling investment grade and non-investment grade securities backed by pools of commercial mortgages, evaluating performing commercial mortgage loans for potential principal investment by the Whitehall funds and consulting large corporate tenants on lease alternatives. After two years in real estate, Mr. Cozzi transferred into the investment management group, where he worked on several merger transactions, created a conduit to lend directly to mutual funds and helped create a vehicle to securitize 12b-1 financing fees. Mr. Cozzi earned a B.S. in Economics from The Wharton School of the University of Pennsylvania in 1992. Mr. Cozzi is 38 years old.

Class II Director—Term will Expire in 2009

        Stephen L. Green.    Mr. Green has advised our Board of Directors that he will resign at the 2009 annual meeting of stockholders. Mr. Green has served as one of our directors and the chairman of our Board of Directors since August 2004. Mr. Green has served as Chairman of SL Green Realty Corp. (NYSE: SLG) and member of the Executive Committee of its board of directors since 1997. Mr. Green was Chief Executive Officer of SL Green Realty Corp. from 1997 until January 2004, when Marc Holliday was promoted to that position. Mr. Green founded the predecessor of SL Green Realty Corp., S.L. Green Properties, Inc., in 1980. Prior to the initial public offering of SL Green Realty Corp. in 1997, Mr. Green had been involved in the acquisition of over 50 Manhattan office buildings containing in excess of 4.0 million square feet. Mr. Green is an at-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York and has previously served as Chairman of the Real Estate Board of New York's Tax Committee. Mr. Green has also served as a member of the Board of Directors of Stemedica Cell Technologies, Inc. since 2007. Mr. Green currently serves as a member of the Board of Directors of Streetsquash, Inc., a Section 501(c)(3) tax-exempt organization. Mr. Green also serves as a member of the board of trustees of the NYU Langone Medical Center. Mr. Green received a B.A. degree from Hartwick College and a J.D. degree from Boston College Law School. Mr. Green is 71 years old.

Class III Continuing Directors—Terms will Expire in 2010

        Marc Holliday.    Mr. Holliday has advised our Board of Directors that he will resign as director at the 2009 annual meeting of stockholders. Mr. Holliday has served as one of our directors since August 2004 and was our President and Chief Executive Officer from August 2004 until October 2008. Mr. Holliday became a consultant to our company in October 2008 after stepping down from his positions as our President and Chief Executive Officer. Mr. Holliday is the Chief Executive Officer and a director of SL Green Realty Corp. He served as Chief Investment Officer of SL Green Realty Corp. from July 1998, when he joined SL Green Realty Corp., through 2003 and was named its President until April 2007, when Andrew Mathias, our former Chief Investment Officer, was promoted to that position, and elected to its board of directors in 2001. Prior to joining SL Green Realty Corp., he was Managing Director and Head of Direct Originations for New York-based Capital Trust (NYSE: CT), a mezzanine finance company. While at Capital Trust, Mr. Holliday was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgages. From 1991 to 1997, Mr. Holliday served in various management positions, including Senior Vice President at Capital Trust's predecessor company, Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management, and debt and equity placements. Mr. Holliday received a B.S. degree in Business and Finance from Lehigh University in 1988, as well as an M.S. degree in Real Estate Development from Columbia University in 1990. Mr. Holliday is 42 years old.

        Paul J. Konigsberg.    Mr. Konigsberg has been one of our directors since August 2004. Mr. Konigsberg is a senior partner and President of Konigsberg Wolf and Co. PC, a New York-based accounting firm, and has held these positions for 20 years. Mr. Konigsberg is also on our Board of Directors and is chairman of the Audit Committee of National Medical Health Card, a NASDAQ-listed company. Previously, Mr. Konigsberg served on the Boards of Directors of two NYSE-listed companies, Savin Business Machines and Ipco Hospital Supplies. Mr. Konigsberg is the former treasurer and former board member of the UJA Federation of New York and a member of the Board of Overseers and on the finance committee of the Albert Einstein College of Medicine. Mr. Konigsberg is a member of the New York State Society of CPAs and The American Institute of Certified Public Accountants. Mr. Konigsberg received a B.A. degree in Business Administration from New York University in 1958, a L.L.B. from Brooklyn Law School in 1961 and an L.L.M. in taxation from the New York University Law School in 1965. Mr. Konigsberg is 73 years old.

Class I Continuing Directors—Terms will Expire in 2011

        Jeffrey E. Kelter.    Mr. Kelter has served as one of our directors since August 2004. From 1997 to 2004, Mr. Kelter was President and Chief Executive Officer and a trustee of Keystone Property Trust, an industrial REIT. Keystone merged during the third quarter of 2004 with and into a joint venture between ProLogis and affiliates of investment companies managed by Eaton Vance Management. Mr. Kelter had been President and a trustee of Keystone from its formation in December 1997 and was appointed Chief Executive Officer in December 1998. He has over 20 years of experience in all phases of commercial real estate including development and third-party management. Prior to forming Keystone, he served as President and Chief Executive Officer of Penn Square Properties, Inc. in Philadelphia, Pennsylvania, a real estate company which he founded in 1982. At Penn Square, he developed, owned, managed and leased more than 4.5 million square feet of office and warehouse projects throughout the Pennsylvania and New Jersey markets. Mr. Kelter received a B.A. from Trinity College. Mr. Kelter is 54 years old.

        Charles S. Laven.    Mr. Laven has been one of our directors since August 2004. Mr. Laven is President of Forsyth Street Advisors LLC, a New York based company specializing in real estate finance, municipal bonds and housing. From 1991 to 2003, Mr. Laven was a partner of Hamilton, Rabinovitz, & Alschuler, Inc., or HR&A, a financial, policy and management consulting firm focusing on complex housing finance, real estate, economic development and strategic planning problems. Prior to his 12 years with HR&A, Mr. Laven served as principal of Caine Gressel Midgley Slater Incorporated and, from 1981 to 1982, served as principal of Charles Laven and Associates. Mr. Laven also currently serves as chairman of the Urban Homesteading Assistance Board. Mr. Laven holds a B.S. degree in Architectural Design from the Massachusetts Institute of Technology. In 1981, Mr. Laven was a Loeb Fellow in Advanced Environmental Affairs at the Harvard University School of Design. Mr. Laven is an Adjunct Professor of Real Estate at Columbia University's Graduate School of Architecture Planning and Preservation and has been a member of the faculty of Columbia University since 1981. Mr. Laven is 57 years old.

Biographical Information Regarding Executive Officers Who Are Not Directors

        Timothy J. O'Connor.    Mr. O'Connor has been our President since November 2008. Mr. O'Connor has also been the President of the Manager since November 2008. Prior to assuming this position, since June 2008, Mr. O'Connor worked as a consultant. Previously, Mr. O'Connor had served as Chief Operating Officer of iStar Financial Inc., a publicly traded real estate investment trust focused on the financing of commercial real estate. Mr. O'Connor served as Chief Operating Officer from March 1998 to June 2008. While at iStar Financial, Mr. O'Connor was responsible for developing and managing iStar Financial's risk management and due diligence operations, participating in the evaluation and approval of new investments, coordinating iStar Financial's information systems and managing the post-acquisition integration of several corporate acquisitions. Previously, Mr. O'Connor was a Vice President of Morgan Stanley & Co. responsible for the performance of over $2 billion of assets acquired by the Morgan Stanley Real Estate Funds. Prior to joining Morgan Stanley, Mr. O'Connor was a Vice President of Greystone Realty Corporation. Previously, Mr. O'Connor was employed by Exxon Co. USA in its real estate and engineering group. Mr. O'Connor earned a B.S. in Engineering from the United States Military Academy at West Point in 1979 and an M.B.A. from the Wharton School of the University of Pennsylvania in 1989. Mr. O'Connor is 53 years old.

        Robert R. Foley.    Mr. Foley has been our Chief Operating Officer since April 2008 and our Secretary since October 2008. Prior to assuming this position, Mr. Foley had served as our Chief Financial Officer since August 2004. Mr. Foley has also been a Managing Director of the Manager since August 2004. From May 2004 until August 2004, he worked as an independent consultant advising SL Green Realty Corp. on the development of our business plan. Before working with SL Green Realty Corp., Mr. Foley was a Vice President in the Special Situations Group of Goldman, Sachs & Co., or Goldman, where from 2000 until 2004, he directed that firm's principal investment activities in commercial real estate B notes, mezzanine loans, preferred equity and distressed debt. From 1997 to 2000, Mr. Foley was responsible at Goldman for the structuring, capital commitment, pricing and distribution of mezzanine debt, non-securitized commercial mortgage loans and loans to real estate investment trusts and real estate operating companies. From 1988 until 1997, Mr. Foley held a range of senior capital markets, principal investing and client relationship management roles with Bankers Trust Company and BT Securities Corporation (now Deutsche Bank) in New York and Los Angeles. From 1981 to 1986, Mr. Foley was an accountant and consultant in the San Francisco office of Touche, Ross & Co. (now Deloitte & Touche), an international independent public accounting firm. Mr. Foley earned B.A. degrees in Economics and Political Science from Stanford University in 1981, and an M.B.A. from The Wharton School of the University of Pennsylvania in 1988. Mr. Foley is a Certified Public Accountant. Mr. Foley is 49 years old.

        Jon W. Clark.    Mr. Clark has been our Chief Financial Officer and Treasurer since April 24, 2009. He has also been our Chief Accounting Officer since March 2009. Prior to his election as our Chief Accounting Officer, Mr. Clark served in a role as our Vice President and Controller. Mr. Clark was previously employed by SL Green Realty Corp. or the Manager until April 24, 2009. Prior to joining SL Green Realty Corp. in 2007, Mr. Clark was a Director at BlackRock Financial Management where he managed the accounting and finance department for real estate debt products. He also served as Anthracite Capital Inc.'s Assistant Treasurer during that time. He joined Blackrock Financial Management in 2000. Prior to joining BlackRock Financial Management, Mr. Clark was a Vice President at Cornerstone Properties, Inc. (acquired by Equity Office Properties in 2000) where he established its internal audit department. Mr. Clark is a certified public accountant and obtained his public accountancy experience as a manager in the national real estate practices of Arthur Andersen LLP and BDO Seidman LLP. Mr. Clark holds a B.B.A. degree in Accountancy from Western Michigan University. Mr. Clark is 40 years old.

Our Board of Directors and its Committees

        Our Board of Directors presently consists of six members. On April 16, 2008, Hugh F. Hall resigned as one of our directors. Prior to his resignation, our Board of Directors consisted of seven members. Mr. Cozzi is being nominated as a Class II director in connection with the current vacancy on our Board of Directors pursuant to his severance agreement with us. In addition, Messrs. Green and Holliday have advised our Board of Directors that they will resign as directors at the 2009 annual meeting of stockholders. Immediately following the annual meeting, our Board of Directors will fill the Class III vacancy resulting from Mr. Holliday's anticipated resignation by nominating Mr. O'Connor, our President, who will serve as a Class III director until the 2010 annual meeting of stockholders. Our Board of Directors will fill the Class II vacancy resulting from Mr. Green's anticipated resignation in accordance with our company's Bylaws. Our Board of Directors has affirmatively determined that Messrs. Allan J. Baum, Jeffrey E. Kelter, Paul J. Konigsberg and Charles S. Laven, representing a majority of its members, are independent of our management, as such term is defined by the rules of the NYSE and the SEC. Our Board of Directors held 11 meetings during fiscal year 2008. Each of the directors attended at least 75% of the total number of meetings of our Board of Directors held during 2008.

        Pursuant to a stockholders agreement, we granted SSF III Gemini, LP, a Delaware limited partnership, or SSF, an affiliate of Morgan Stanley Real Estate Special Situations Fund III, L.P., a global diversified fund managed by Morgan Stanley Real Estate, the right to have an observer present (whether in person or by telephone) at all regularly scheduled quarterly meetings of our Board of Directors and at any meeting of our Board of Directors to consider certain material corporate actions, until the earlier of (i) May 7, 2009 and (ii) such time as SSF and its permitted transferees no longer own a number of shares of our common stock equal to at least 75% of the number of shares of our common stock acquired by SSF as of November 7, 2007 (as adjusted for stock splits, reverse stock splits and similar transactions). SSF has not exercised such right since March 11, 2008.

        Audit Committee.    We have a standing Audit Committee, consisting of Messrs. Konigsberg (Chairman), Baum and Laven, each of whom is "independent" within the meaning of the rules of the NYSE and the SEC and each of whom meet the financial literacy standard required by the rules of the NYSE. Our Board of Directors has determined that Mr. Konigsberg is an "audit committee financial expert" as defined in rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as amended. Our Audit Committee is responsible for, among other things, engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of their audit engagement, approving professional services to be provided by the independent registered public accounting firm, reviewing the independence of the auditors, considering the range of audit and non-audit fees, reviewing the adequacy of our internal controls, accounting and reporting practices and assessing the quality and integrity of our consolidated financial statements. The function of our Audit Committee is oversight. Our management is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, annually auditing management's assessment of the effectiveness of internal control over financial reporting and other procedures. Our Board of Directors has adopted a written charter for our Audit Committee, a copy of which is available on our website at http://www.gramercycapitalcorp.com. Additional information regarding the functions performed by our Audit Committee is set forth in the "Audit Committee Report" included in this annual proxy statement. Our Audit Committee held eight meetings during fiscal year 2008. Each of the committee members attended at least 75% of the total number of meetings of our Audit Committee held during fiscal year 2008.

        Compensation Committee.    We have a standing Compensation Committee, consisting of Messrs. Kelter (Chairman), Baum and Laven, each of whom is "independent" within the meaning of the rules of the NYSE. Our Compensation Committee is responsible for, among other things: (1) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and such other executive officers that may be designated by our Chief Executive Officer, evaluating the performance of such officers in light of such goals and objectives, and determining and approving the compensation of such officers based on these evaluations, (2) approving the compensation of our other executive officers, (3) recommending to our Board of Directors for approval the compensation of the non-employee directors, (4) administering the issuance of any award under our Amended and Restated 2004 Equity Incentive Plan; and (5) reviewing the Compensation Discussion and Analysis for inclusion in this annual proxy statement. Compensation decisions for our executive officers and directors are made by our Compensation Committee. Our Compensation Committee has retained The Schonbraun McCann Group, a real estate advisory practice of FTI Consulting, Inc., or SMG, to provide it with relevant market data concerning the marketplace, our peer group and other compensation developments. See "Executive Compensation—Compensation Discussion and Analysis." Our Board of Directors has adopted a written charter for our Compensation Committee, a copy of which is available on our website at http://www.gramercycapitalcorp.com. Our Compensation Committee held two meetings during fiscal year 2008. All of the committee members attended the meetings held by our Compensation Committee during fiscal year 2008.

        Nominating and Corporate Governance Committee.    We have a standing Nominating and Corporate Governance Committee, consisting of Messrs. Laven (Chairman), Kelter and Konigsberg, each of whom is "independent" within the meaning of the rules of the NYSE. Our Nominating and Corporate Governance Committee is responsible for, among other things, assisting our Board of Directors in identifying individuals qualified to become Board members, recommending to our Board of Directors the director nominees to be elected at each annual meeting of stockholders, recommending to our Board of Directors the directors to serve on each of our Board of Directors' committees, developing and recommending to our Board of Directors the corporate governance principles and guidelines applicable to our company and directing our Board of Directors in an annual review of its performance. Our Board of Directors has adopted a written charter for our Nominating and Corporate Governance Committee, a copy of which is available on our website at http://www.gramercycapitalcorp.com. Our Nominating and Corporate Governance Committee held two meetings during fiscal year 2008. All of the nominees were re-elected at our 2008 annual meeting of stockholders. All of the committee members attended the meetings held by our Nominating and Corporate Governance Committee during fiscal year 2008.

        Investment Committee.    We have a standing Investment Committee consisting of Messrs. Green (Chairman), Holliday and Kelter. Messrs. Green and Holliday have advised our Board of Directors that concurrently with their resignations as directors at the 2009 annual meeting of stockholders, they will also resign as members of our Investment Committee. Our Board of Directors has appointed Messrs. Cozzi and O'Connor to fill such vacancies on our Investment Committee, effective upon the anticipated resignations of Messrs. Green and Holliday. Our Investment Committee must unanimously approve all transactions involving investments of (i) $50 million or more with respect to investments in commercial mortgage-backed securities, (ii) $35 million or more with respect to whole loans, (iii) $30 million or more with respect to subordinate interests in whole loans, and (iv) $20 million or more with respect to mezzanine loans, preferred equity and equity investments in commercial real estate properties net leased to tenants. Our Board of Directors must approve investments (i) over $75 million with respect to whole loans and investments in commercial mortgage-backed securities, (ii) over $65 million with respect to subordinate interests in whole loans, (iii) over $55 million with respect to mezzanine loans and (iv) over $50 million with respect to preferred equity and equity investments in commercial real estate properties net leased to tenants. Our Investment Committee held one meeting during fiscal year 2008, during which transactions pursuant to the then-applicable investment limits were discussed.

        Special Committee.    In addition to the standing committees of our Board of Directors, in March 2008, our Board of Directors established a Special Committee to consider whether the Internalization of the Manager, which was consummated on April 24, 2009 (the Internalization is described under the caption titled "Certain Relationships and Related Transactions—Internalization" of this proxy statement), was in the best interests of our stockholders. The members of the Special Committee consisted of Messrs. Kelter (Chairman), Baum, Konigsberg and Laven, each of whom is "independent" within the meaning of the rules of the NYSE. The Special Committee met ten times in 2008 and was dissolved at the completion of the Internalization.

Director Compensation

        The following table* sets forth information regarding the compensation paid to, and the compensation expense we recognized with respect to, our independent directors during the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Allan J. Baum	$112,500	$38,485	$16,450	$11,811	$179,316
Jeffrey E. Kelter	$121,000	$38,485	$16,450	$15,352	$191,287
Paul J. Konigsberg	$122,500	$38,485	$16,450	$10,910	$188,345
Charles S. Laven	$119,000	$38,485	$16,450	$6,818	$180,753

*
The columns for "Non-Equity Incentive Plan Compensation" and "Change in Pension Value and Nonqualified Deferred Compensation Earnings" have been omitted because they are not applicable.

(1)
Each of Messrs. Baum, Kelter, Konigsberg and Laven deferred $50,000, $77,000, $50,000 and $50,000, respectively, of his 2008 cash compensation pursuant to our Directors' Deferral Program. Deferred compensation includes annual fees, chairman fees and board and committee fees and is credited in the form of phantom stock units. Messrs. Baum, Kelter, Konigsberg and Laven received 7,016.19 units, 13,100.11 units, 7,016.19 units and 7,016.19 units, respectively, in connection with 2008 cash compensation each elected to defer.

(2)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2008 for stock awards as determined pursuant to Statement of Financial Accounting Standards No. 123R, or SFAS 123R. The assumptions used to calculate the value of stock awards are set forth under Note 15 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 16, 2009. At December 31, 2008, the aggregate number of stock awards, including phantom stock units, outstanding was as follows: Mr. Baum—19,632.37; Mr. Kelter—28,642.79; Mr. Konigsberg—19,477.36; and Mr. Laven—17,003.15.

(3)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2008 for option awards as determined pursuant to SFAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 15 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 16, 2009. The full grant date fair value of the awards to each non-employee director calculated in accordance with SFAS 123R is $9,075. At December 31, 2008, the aggregate number of option awards outstanding was as follows: Mr. Baum—18,507; Mr. Kelter—18,507; Mr. Konigsberg—18,507; and Mr. Laven—18,507.

(4)
Represents the value of dividends paid in 2008 on the phantom stock units held by each director.

        During the fiscal year ended December 31, 2008, each independent director received a fee in the amount of $50,000. Each independent director also received $1,500 for each meeting of our Board of Directors or a committee of our Board of Directors that he attended. The annual fees payable to our independent directors are determined by our Compensation Committee. These fees are payable quarterly, half in cash and half in restricted stock, with each director having the option to elect to take additional amounts of stock in lieu of cash, up to the full amount or to elect to defer all or part of the annual fee pursuant to our Directors' Deferral Program as described below. Any portion of the annual fee that a director elects to receive or defer in stock is made under our Amended and Restated 2004 Equity Incentive Plan.

        Each director who served as a chairman of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received an additional fee of $10,000, $7,500 and $5,000, respectively, which fees are payable in cash, unless such chairman elects to defer all or part of such fees pursuant to our Directors' Deferral Program. In addition, under our Amended and Restated 2004 Equity Incentive Plan, each independent director is entitled to an annual grant of stock options to purchase 5,000 shares of common stock, which are priced at the close of business on the first business day in the year of grant, all of which vest on the date of grant. Each independent director was also entitled to an annual grant (reviewed annually) of 1,500 shares of restricted common stock pursuant to our Amended and Restated 2004 Equity Incentive Plan, a third of which will vest on the first business day one year from the date of grant, and each of the following two years, respectively, subject to the independent director being a member of our Board of Directors on the date such award is expected to vest. An independent director may elect to defer all or part of the annual stock grant pursuant to our Directors' Deferral Program. In March 2008, our Board of Directors established a Special Committee consisting of independent directors to consider the Internalization. Each member of the Special Committee received an initial retainer of $25,000 and a fee of $1,500 for each meeting attended in person or by telephone. The director who served as the chairman of our Special Committee also received an additional fee of $10,000. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on our Board of Directors. We reimbursed less than $1,000 to our directors for such expenses during 2008.

        On March 16, 2005, our Board of Directors adopted the Directors' Deferral Program for independent directors. Our independent directors may elect to defer up to 100% of their annual cash retainer fees, chairman fees, committee meeting fees and annual stock grant under the Directors' Deferral Program. Unless otherwise elected by a participant, fees deferred under the program shall be credited in the form of phantom shares. Distributions on vested phantom shares shall be made in cash or, if elected by the director, in shares of common stock. Phantom shares will be settled by the transfer to the director of one share of common stock for each phantom share, provided that our Compensation Committee at the time of the grant may provide that phantom shares may be settled (i) in cash at the applicable phantom share value, (ii) in cash or by transfer of shares of common stock as elected by the director or (iii) in cash or by transfer of shares of common stock as elected by us. Phantom shares will be settled on the first day of the month following the date on which the phantom shares vest, or at the election of the director, upon the earlier of such director's termination of service, his death or change in control by us, as defined in the Directors' Deferral Program.

        For the 2009 fiscal year, our Board of Directors has approved the following changes in compensation received by our independent directors: the total annual retainer for each independent director will be $120,000, consisting of 50% in cash and at least 50% in restricted stock, with the director's option to receive all of the annual retainer in restricted stock. In addition, our Board of Directors also approved paying the 2009 annual retainer and the per meeting fee to Messrs. Green and Holliday effective January 1, 2009. Messrs. Green and Holliday have advised our Board of Directors that they will resign as directors at the 2009 annual meeting of stockholders and will receive a prorated 2009 annual retainer. There are no additional changes to the fees that each independent director is entitled to receive for the 2009 fiscal year.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009, subject to ratification of this appointment by our common stockholders. Stockholder ratification of the appointment of Ernst & Young LLP is not required by law, the NYSE or our organizational documents. However, as a matter of good corporate governance, our Board of Directors has elected to submit the appointment of Ernst & Young LLP to our stockholders for ratification at the 2009 annual meeting. If our stockholders fail to ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the matter, taking into consideration the stockholder vote on the ratification and the advisability of appointing a new independent registered public accounting firm prior to the completion of the 2009 audit and may decide to retain Ernst & Young LLP notwithstanding the vote. Ernst & Young LLP has served as our independent registered public accounting firm since our formation in April 2004 and is considered by our management to be well-qualified. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity.

        A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fee Disclosure

Audit Fees

        Fees for audit services totaled approximately $2,514,919 in 2008 and $948,382 in 2007, of which $356,745 and $172,500 was attributable to Sarbanes-Oxley 404 planning and testing in 2008 and 2007, respectively. Audit fees include fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. In addition, audit fees include fees for public filings in connection with various investments and services relating to public filings in connection with our initial public offering, common stock offerings and certain other transactions. Audit fees also include fees for accounting research.

Audit-Related Fees

        Fees for audit-related services totaled approximately $35,000 in 2008 and $403,306 in 2007. The audit-related services principally include fees for comfort letters and consents in connection with our acquisition activities and capital-raising activities.

Tax Fees

        Fees for tax compliance, tax advice and tax planning totaled approximately $130,125 in 2008. Ernst & Young LLP did not perform any services for us related to tax compliance, tax advice or tax planning in 2007.

All Other Fees

        We did not incur fees in 2008 and 2007 for other services not included above.

        Our Audit Committee considers whether the provision by Ernst & Young LLP of the services that are required to be described under "All Other Fees" is compatible with maintaining Ernst & Young LLP's independence from both management and our company.

Pre-Approval Policies and Procedures of our Audit Committee

        Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (1) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (2) we did not recognize such services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to our Audit Committee's attention and approved prior to the completion of the audit by our Audit Committee or any of its member(s) who has authority to give such approval. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals. All services provided by Ernst & Young LLP in 2008 were pre-approved by our Audit Committee.

        Our Board of Directors unanimously recommends a vote "FOR" the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

 AUDIT COMMITTEE REPORT

        The following is a report by the Audit Committee of the Board of Directors of Gramercy Capital Corp. (the "Audit Committee") regarding the responsibilities and functions of the Audit Committee. This report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that we specifically incorporate this report by reference in any such document.

        The Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with the Audit Committee Charter. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee received the written disclosure and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, as currently in effect, discussed with our independent registered public accounting firm the auditors' independence from both management and our company and considered the compatibility of our independent registered public accounting firm's provision of non-audit services to our company with their independence.

        The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including off-balance sheet investments.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors (and our Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

        Our Board of Directors has determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. It also has determined that the Audit Committee has at least one "audit committee financial expert," as defined in Item 407(d)(5) of SEC Regulation S-K, such expert being Mr. Paul J. Konigsberg, and that he is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

        The Audit Committee held eight meetings during fiscal year 2008 (including non-management director sessions after certain of these meetings). The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, except for Mr. Konigsberg. The committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Ernst & Young LLP is in fact "independent."

                      Submitted by the Audit Committee

                      Paul J. Konigsberg (Chairman)
                      Allan J. Baum
                      Charles S. Laven

CORPORATE GOVERNANCE MATTERS

        This section of our proxy statement contains information about a variety of our corporate governance policies and practices. In this section, you will find information about how we are complying with the NYSE's corporate governance rules that were approved by the SEC. We are committed to operating our business under strong and accountable corporate governance practices. As a result of the Internalization, our Board of Directors will review our corporate governance policies and practices to ensure that they are appropriate and adequate for an internally-managed company. You are encouraged to visit the corporate governance section of the "Investor Relations—Corporate Governance" page of our corporate website at http://www.gramercycapitalcorp.com to view or to obtain copies of our committee charters, code of business conduct and ethics, corporate governance principles and director independence standards. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of the respective charters of our committees, code of business conduct and ethics, corporate governance principles and director independence standards by directing your request in writing to Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. Additional information relating to the corporate governance of our company is also included in other sections of this proxy statement.

Corporate Governance Guidelines

        Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board of Directors carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of our Board of Directors and management responsibilities. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to our Board of Directors.

Director Independence

        Our Corporate Governance Guidelines provide that a majority of the directors serving on our Board of Directors must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. In addition, our Board of Directors has adopted director independence standards, which are certain additional categorical standards to assist in making determinations with respect to the independence of directors. Our Board of Directors has affirmatively determined, based upon its review of all relevant facts and circumstances and after considering all applicable relationships, of which our Board of Directors had knowledge, between or among the directors and our company or our management (any such relationships, if any, are described in the section of this proxy statement entitled "Certain Relationships and Related Transactions"), that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE, the applicable rules promulgated by the SEC and our director independence standards: Messrs. Allan J. Baum, Jeffrey E. Kelter, Paul J. Konigsberg and Charles S. Laven.

Code of Business Conduct and Ethics

        Our Board of Directors has adopted a Code of Business Conduct and Ethics as required by the listing standards of the NYSE that applies to our directors and executive officers and our employees. The Code of Business Conduct and Ethics was designed to assist our directors and executive officers and our employees in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Business Conduct and Ethics are compliance with applicable laws, conflicts of interest, use and protection of our company's assets, confidentiality, communications with the public, accounting matters, records retention, fair dealing, discrimination and harassment and health and safety.

Audit Committee Financial Expert

        Our Board of Directors has determined that our Audit Committee has at least one "audit committee financial expert," as defined in Item 407(d)(5) of SEC Regulation S-K, such expert being Mr. Konigsberg, and that he is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Mr. Konigsberg has agreed to serve as our audit committee financial expert.

Communications with our Board of Directors

        We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our independent directors as a group or our individual directors (including the independent directors). Any such communications may be sent to our Board of Directors or any named individual director (including the independent directors), by U.S. mail or overnight delivery and should be directed to Robert R. Foley, Secretary, at Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170-1881, who will forward such communications on to the intended recipient or recipients. Any such communications may be made anonymously.

Whistleblowing and Whistleblower Protection Policy

        Our Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so in writing to the Chairman of our Audit Committee, c/o Secretary, Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170-1881. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

        We encourage each member of our Board of Directors to attend each annual meeting of stockholders. Messrs. Green and Holliday attended our annual meeting of stockholders held on June 25, 2008 and none of our independent directors attended that meeting.

Identification of Director Candidates

        Our Nominating and Corporate Governance Committee assists our Board of Directors in identifying and reviewing director candidates to determine whether they qualify for membership on our Board of Directors and for recommending to our Board of Directors the director nominees to be considered for election at our annual meetings of stockholders.

        Each director candidate must have (i) education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to our business or to our status as a publicly-owned company, (ii) a reputation for integrity, (iii) a reputation for exercising good business judgment and (iv) sufficient available time to be able to fulfill his or her responsibilities as a member of our Board of Directors and of any committees to which he or she may be appointed.

        In making recommendations to our Board of Directors, our Nominating and Corporate Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity, education, experience with businesses and other organizations comparable to our company, the interplay of the candidate's experience with the experience of other Board members, the candidate's industry knowledge and experience, the ability of a nominee to devote sufficient time to the affairs of our company, any actual or potential conflicts of interest and the extent to which the candidate generally would be a desirable addition to our Board of Directors and any of its committees.

        Our Nominating and Corporate Governance Committee may solicit and consider suggestions of our directors or management regarding possible nominees. Our Nominating and Corporate Governance Committee may also procure the services of outside sources or third parties to assist in the identification of director candidates.

        Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board of Directors. Any recommendations by stockholders should follow the procedures outlined under "Stockholder Proposals" in this proxy statement and should also provide the reasons supporting a candidate's recommendation, the candidate's qualifications and the candidate's written consent to being considered as a director nominee. No director candidates were recommended by our stockholders for election at the 2009 annual meeting.

Executive Sessions of Independent Directors

        In accordance with the Corporate Governance Guidelines, the independent directors serving on our Board of Directors generally meet in executive session after each regularly scheduled meeting of our Board of Directors or our Audit Committee without the presence of any directors or other persons who are part of our management. The executive sessions regularly are chaired by the chair of our Board of Directors committee having jurisdiction over the particular subject matter to be discussed at the particular session or portion of a session.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        On April 24, 2009, we acquired the Manager from SL Green Realty Corp., the parent company of the Manager. In connection with the Internalization, the Manager became a wholly-owned subsidiary of our Operating Partnership and certain employees (including our current executive officers) of the Manager became our employees. In connection with the Internalization, we assumed, among other things, the obligations of the Manager under certain employment contracts between the Manager and Roger M. Cozzi, our Chief Executive Officer, Timothy J. O'Connor, our President, and Robert R. Foley, our Chief Operating Officer. On April 27, 2009, we entered into an employment contract with Jon W. Clark, our Chief Financial Officer, effective as of April 24, 2009. The material terms of the employment contracts with our executive officers are described under "—Employment Agreements" of this proxy statement.

        Prior to the Internalization, we did not pay, and were not involved in determining, any of our executive officers' cash compensation. As a result of the Internalization, our Compensation Committee will review the compensation program and policies of our company so that it can establish a compensation program that is appropriate and adequate for an internally-managed company. Our Compensation Committee will also evaluate the terms of the employment contracts with our executive officers and may renegotiate such terms with each of them in the future. This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions in place prior to the Internalization. It provides qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.

        Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during our 2008 fiscal year, as well as the other individuals included in the "Summary Compensation Table" on page 23, are referred to as the "named executive officers" or our "executives," unless the context otherwise requires or indicates.

Objectives of Our Compensation Program

        As an integrated commercial real estate finance and property management company, we operate in a highly competitive market. Our ability to compete successfully in implementing our investment and strategic initiatives depends on the talent, skills and commitment of our named executive officers. During our 2008 fiscal year, we were externally managed by the Manager pursuant to a second amended and restated management agreement between the Manager and us. At December 31, 2008, we had approximately 71 employees involved primarily with respect to property management. All of our named executive officers were employees of the Manager, which was a wholly-owned subsidiary of SL Green Realty Corp., or one of its affiliates. During our 2008 fiscal year, we did not pay any cash compensation to our named executive officers (other than potential tax gross-up payments). Our Compensation Committee has granted, and may, from time to time, grant equity awards in the form of restricted stock, stock options or other equity-based awards to our named executive officers pursuant to our Amended and Restated 2004 Equity Incentive Plan. These awards are designed to align the interests of our named executive officers with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and, if declared, dividends. These equity awards are generally subject to time based vesting requirements designed to promote the retention of management and to achieve strong performance for our company. These awards further provide flexibility to us in our ability to attract, motivate and retain talented individuals.

Setting Executive Compensation

        Prior to the Internalization, the Manager or its affiliates, including SL Green Realty Corp., determined the levels of base salary and cash incentive compensation that was earned by our named executive officers, based on the time required for the performance of the duties of the Manager under the management agreement, the performance of other duties for the Manager or its affiliates, including SL Green Realty Corp., and such other factors as the Manager determined were appropriate. The Manager or its affiliates, including SL Green Realty Corp., also determined whether and to what extent our named executive officers would be provided with pension, deferred compensation and other employee benefits plans and programs. Cash compensation paid to our named executive officers was paid, in part, by the Manager or its affiliates, including SL Green Realty Corp., from the fees paid by us to the Manager under the management agreement. We did not control how such fees were allocated by the Manager to its employees and were advised by the Manager that none of our named executive officers were entitled to any part of such fees, except as was determined by the Manager in its discretion. For a description of the management agreement, see "Certain Relationships and Related Transactions—Management Agreement."

        Our Compensation Committee determines equity compensation for our named executive officers and is comprised of three independent directors, Jeffrey E. Kelter (Chairman), Allan J. Baum and Charles S. Laven. Our Compensation Committee exercises independent discretion in respect of equity compensation matters and administers our Amended and Restated 2004 Equity Incentive Plan (including reviewing and approving equity grants to our executives pursuant to this plan). Our Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on our website at http://www.gramercycapitalcorp.com.

        Our Compensation Committee has retained SMG, an outside compensation consulting firm. SMG provides our Compensation Committee and Chief Executive Officer with relevant market data concerning the marketplace, our peer group and other compensation developments. SMG participates in our Compensation Committee meetings and meets with our named executive officers and certain of our directors. Our Compensation Committee has the authority to replace SMG or hire additional consultants at any time. It is important to understand that the compensation market data and ranges provide only a reference point for our Compensation Committee. Depending upon our company's business and individual performance results, a named executive officer's total direct compensation may be within, below or above the market range for that position. SMG also provides additional professional services to our company and receives market-based compensation with respect to these services.

        Our Compensation Committee met twice during the year to evaluate executive performance and to monitor market conditions in light of these goals and objectives, to solicit input from the compensation consultant on market practices and new developments and to review our compensation practices. During this decision making process, our Compensation Committee reviews tally sheets that detail the executive officer's compensation history. The tally sheets help our Compensation Committee to track changes in an executive officer's total direct compensation from year to year and to remain aware of the compensation historically paid to each executive officer. Ultimately, we rely upon our judgment about each of our named executive officers and not on formulas or short-term changes in business performance or our stock price. The key factors affecting our judgment are total return to stockholders, or TRS, change in earnings and funds from operations, actual performance against the financial, operational and strategic goals we set at the beginning of the year, the nature and level of responsibility of each executive officer and the integrity and effort with which such executive officer conducts his responsibilities. Our Compensation Committee regularly reports to our Board of Directors. Our Compensation Committee believes the grants of equity awards made during fiscal year 2008 were reasonable, appropriate and consistent with our compensation philosophy and principles.

What Our Compensation Program is Designed to Reward

        Our Compensation Committee has designed our equity compensation program to attract, motivate and retain talented individuals, to link compensation to performance and to align the interests of our named executive officers with our stockholders. We expect our company to perform at the highest levels of the commercial mortgage and net lease office REIT sectors. Our Compensation Committee rewards the achievement of specific annual, long-term and strategic goals of both our company and the individual executive. Our Compensation Committee measures performance on an absolute basis against financial and other measures and on a relative basis by comparing our company's performance against other commercial mortgage and net lease office REITs and against the mortgage and office REIT industries generally. Comparative performance is an important metric since market conditions may affect the ability to meet specific performance criteria.

Measuring 2008 Performance

        During 2008, the global capital markets continued to experience tremendous volatility and a wide-ranging lack of liquidity. The impact of the global credit crisis on our sector has been acute. Transaction volume has declined significantly, credit spreads for all forms of mortgage debt investments have reach all-time highs, issuance levels of commercial mortgaged-backed securities, or CMBS, have ground to a halt, and other forms of financing from the debt markets have been dramatically curtailed. These developments have impacted the performance of our existing portfolio of financial and real property assets. Furthermore, the volatility in the capital markets has caused stress to all financial institutions and, our business is dependent upon these counterparties for, among other things, financing, rental payments on the majority of our owned properties, and interest rate derivatives. Consequently, our stock price suffered a decline of over 94% in 2008. In addition, TRS was -94.3%, -94.7% and -92.2% during the respective one-, two- and three-year periods ended December 31, 2008.

        Despite the adverse market conditions, we managed to attain certain operational achievements. Specifically, we achieved the following select objectives in 2008:

  •
  On April 1, 2008, we completed the acquisition of American Financial, in a transaction with a total value of approximately $3.3 billion, including the assumption of approximately $1.3 billion of American Financial's secured debt. The acquisition transformed our company from a pure specialty finance company into a diversified enterprise with complementary business lines consisting of commercial real estate finance and property investments;

  •
  Through our acquisition of American Financial, we were able to expand our property investment business, which focuses on the acquisition and management of commercial properties net leased primarily to regulated financial institutions and affiliated users throughout the United States. As part of the integration, we initiated the build-out of an integrated asset management platform within our property investment business to consolidate responsibility for, and control over, leasing, lease administration, property management, and tenant relationship management;

  •
  We increased funds from operations, or FFO, for the year ended December 31, 2008 by approximately 39% to $123,495,000 or $2.61 per diluted common share, from $89,056,000 in the previous year;

  •
  We responded to the difficult economic conditions by decreasing investment activity when we observed deteriorating market conditions, increasing our liquidity and extending debt maturities; and

  •
  In October 2008, we amended the management agreement which significantly reduced the management fees payable to the Manager.

        As discussed above, our Compensation Committee has designed our equity compensation program to attract, motivate and retain talented individuals, to link compensation to performance and to align the interests of our named executive officers with our stockholders. We did not make any performance-based, year-end equity awards to our named executive officers in 2008. However, in April 2008, our Board of Directors elected Robert R. Foley as our chief operating officer and appointed John B. Roche as our chief financial officer, who has since resigned effective April 24, 2009. At the recommendation of our Compensation Committee, Mr. Foley received a grant of 13,171 shares of restricted stock and Mr. Roche received a grant of 60,000 shares of restricted stock and options to purchase 50,000 shares of our common stock. The restricted stock award made to Mr. Roche was expected to vest in three annual installments beginning on April 16, 2009, with the vesting of 5,000 of those shares in each year further conditioned upon the attainment of the following performance goals on either an annual or cumulative basis: (i) 7% increase in FFO per share, (ii) 12% total return to stockholders or (iii) total return to stockholders in the top third of our peer group as determined by our Compensation Committee. Mr. Roche also received a grant of 40,000 shares of restricted stock in October 2008 at the recommendation of our Compensation Committee. In connection with Mr. Roche's resignation, 11,250 shares of restricted stock previously granted to him vested on April 15, 2009. All of his other issued but unvested restricted stock and unvested options have been forfeited. In October 2008, our Board of Directors elected Roger M. Cozzi as our new chief executive officer and, at the recommendation of our Compensation Committee, Mr. Cozzi received a grant of 260,000 shares of restricted stock and options to purchase 300,000 shares of our common stock. The restricted stock award vests in three equal annual installments beginning on December 31, 2009, with the vesting of one-half of these shares further conditioned upon the attainment of the following performance goals on either an annual or cumulative basis: (i) 7% increase in FFO per share, (ii) 12% total return to stockholders or (iii) total return to stockholders in the top third of our peer group as determined by our Compensation Committee. Mr. Cozzi also received a grant of 500,000 LTIP Units in our Operating Partnership that will vest on December 31, 2011 in the event our stock price on such date is equal to or greater than $5.00 per share. In addition, in November 2008, our Board of Directors appointed Timothy J. O'Connor as our new president and, at the recommendation of our Compensation Committee, Mr. O'Connor received a grant of 130,000 shares of restricted stock. The restricted stock award vests in three equal annual installments beginning on December 31, 2009, with the vesting of one-half of these shares further conditioned upon the attainment of the following performance goals on either an annual or cumulative basis: (i) 7% increase in FFO per share, (ii) 12% total return to stockholders or (iii) total return to stockholders in the top third of our peer group as determined by our Compensation Committee. Mr. O'Connor also received a grant of 150,000 LTIP Units in our Operating Partnership that will vest on December 31, 2011 in the event our stock price on such date is equal to or greater than $5.00 per share. In making these equity awards, our Compensation Committee focused on our ability to attract and retain talented individuals.

Elements of Our Compensation Program and Why We Chose Each Element

        As discussed above, because our management agreement provided that the Manager assumed principal responsibility for managing our affairs, our named executive officers did not receive cash compensation from us for serving as our executive officers. Our Compensation Committee has granted, and may grant in the future, equity awards, which include restricted stock awards, stock options or other equity-based awards made pursuant to our Amended and Restated 2004 Equity Incentive Plan. The vesting provisions of these equity awards (generally two to four years) are designed to act as a retention device and provide a strong incentive to the named executive officers to increase stockholder value long after they performed the services in the year for which the equity awards were granted. The awards also contain forfeiture provisions if the executive officer voluntarily leaves or is terminated with cause by the Manager or its affiliates pursuant to the employment agreement between the executive and the Manager or its affiliates. These provisions protect our interests by, among other things, providing a strong economic incentive for an executive to stay employed by the Manager or its affiliates. Additionally, our Compensation Committee has awarded, and may continue to award, in its discretion, tax gross-up payments relating to restricted stock awards to avoid having the executive sell stock to satisfy the tax obligation created from this incentive award. Our Compensation Committee did not award tax gross-up payments relating to the vesting of restricted stock grants made to our named executive officers in 2008.

        All stock options are priced in accordance with the terms of our Amended and Restated 2004 Equity Incentive Plan and are based on the price of our common stock at the close of business on the day prior to the date of grant. We do not coordinate grants of options so that they are made before the announcement of favorable information or after the announcement of unfavorable information.

How Each Element and Our Decisions Regarding Each Element Fit Into Our Overall Compensation Objectives and Affect Decisions Regarding Other Elements

        Our compensation program seeks to reward our named executive officers for superior performance, which is competitive with the compensation paid to named executive officers at other public REITs and other private commercial real estate investors in the New York City commercial real estate market, while closely aligning the interests of our named executive officers with the interests of our stockholders. In making equity compensation decisions, our Compensation Committee considers various measures of company and industry performance, including (i) TRS (over the prior one-, two- and three-year periods), (ii) growth in FFO per share and (iii) certain material corporate events consummated during the applicable fiscal year. Consistent with this approach, our Compensation Committee grants equity awards to our named executive officers to reward our executives for achievement of financial and other performance (both company and individual based) during the last completed fiscal year. Our Compensation Committee also makes these awards to act as a retention tool and to provide continued and additional incentives to maximize our stock price and thereby more closely align the economic interests of our named executive officers with those of our stockholders. Through the elements of our compensation program, our Compensation Committee seeks to maintain a competitive equity compensation package for each executive, while being sensitive to our fiscal year budget and the impact of share dilution in making such compensation awards.

Other Matters

        Tax and Accounting Treatment.    Our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Section 162(m) limits the deductibility on our tax return of compensation over $1.0 million to any of our named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. Our Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate compensation for their performance. We paid compensation to certain of our named executive officers during 2008, a portion of which may be nondeductible under the limitations set forth in Section 162(m). Our Compensation Committee may make compensation payments that are not fully deductible if in its judgment such payments are necessary to achieve the objectives of our compensation program.

        On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, we believe we are operating in good faith compliance with the statutory provisions that were effective January 1, 2005.

        Beginning on August 2, 2004 we began accounting for stock-based payments through our Amended and Restated 2004 Equity Incentive Plan, including our 2005 Long-Term Outperformance Program, or our 2005 Outperformance Plan, which expired on May 31, 2008 without value when we did not meet the required 30% benchmark level for TRS, in accordance with the requirements of SFAS 123R.

        Adjustments for Certain Items.    Our Compensation Committee has not considered whether it would attempt to recover compensation awards or payments based on our financial performance where our financial statements are restated in a downward direction sufficient to reduce the amount of such awards or payments that should have been made or paid under applicable criteria.

Other Policies

        As our executives generally have significant personal investments in our securities, we do not have any policy in place regarding minimum ownership requirements for either our named executive officers or directors. We do not have any policy in place regarding the ability of our named executive officers or directors to engage in hedging activities with respect to our common stock.

Compensation Committee Report

        The Compensation Committee (the "Compensation Committee") of the Board of Directors of Gramercy Capital Corp. (the "Company") has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's annual proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

                      Submitted by the Compensation Committee

                      Jeffrey E. Kelter (Chairman)
                      Allan J. Baum
                      Charles S. Laven

Summary Compensation Table

        Prior to the Internalization, because the management agreement provided that the Manager assumed principal responsibility for managing our affairs, our executive officers, who were employees of the Manager, which was a wholly-owned subsidiary of SL Green Realty Corp., or its affiliates, generally did not receive cash compensation from us for serving as our executive officers. However, in their capacities as officers or employees of the Manager, or its affiliates, under the terms of the management agreement, they devoted all or a portion of their time to our affairs as was required for the performance of the duties of the Manager. Prior to the Internalization, the Manager informed us that, because the services performed by its officers or employees in those capacities as such may not be performed exclusively for us, it may not be able to segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by the Manager or its affiliates, including SL Green Realty Corp., that related to their services to us.

        On October 27, 2008, Mr. Holliday resigned as our Chief Executive Officer, Mr. Mathias resigned as our Chief Investment Officer and Mr. Hughes resigned as our Chief Credit Officer. Mr. Holliday also resigned as our President on October 28, 2008. In addition, Messrs. Holliday and Mathias were consultants to our company from October 27, 2008 through April 24, 2009. On October 27, 2008, Roger M. Cozzi was elected as our Chief Executive Officer. On November 13, 2008, Timothy J. O'Connor was elected as our President. We entered into a severance agreement with each of Messrs. Cozzi and O'Connor in connection with their elections. See "—Severance Agreement." Mr. John B. Roche resigned as our Chief Financial Officer effective April 24, 2009. In connection with Mr. Roche's election as our Chief Financial Officer in April 2008, we entered into a severance agreement with him. See "—Severance Agreement." On April 27, 2009, we entered into an employment contract with Jon W. Clark, our Chief Financial Officer, effective as of April 24, 2009. See "—Employment Agreements."

        The following table* sets forth information regarding the compensation paid to, and the compensation expense we recognized with respect to, our Chief Executive Officer, our former Chief Financial Officer, and each of our President, Chief Operating Officer, former Chief Executive Officer and President, former Chief Investment Officer and former Chief Credit Officer, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2008, except with respect to our President (collectively, the "named executive officers"). Jon W. Clark was elected as our Chief Financial Officer effective April 24, 2009. Mr. Clark was not considered a "named executive officer" and therefore he is not included in the executive compensation tables set forth below. It is noted that a number of the executive compensation arrangements described below may be subject to adjustment for changes to be made in light of Section 409A of the Code.

Name And Principal Position	Year	Stock Awards (1) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Roger M. Cozzi(4)	2008	$23,573	$3,825	—	$27,398
Chief Executive Officer and	2007	—	—	—	—
Former President	2006	—	—	—	—
Timothy J. O'Connor(5)	2008	$11,787	—	—	$11,787
President	2007	—	—	—	—
	2006	—	—	—	—
Robert R. Foley	2008	$788,444	$33,521	—	$821,965
Chief Operating Officer and	2007	$876,231	$76,977	$120,887	$1,074,095
Former Chief Financial Officer	2006	$442,569	$23,417	$50,360	$516,346
John B. Roche(6)	2008	$199,827	$18,098	—	$217,925
Former Chief Financial Officer	2007	—	—	—	—
	2006	—	—	—	—
Marc Holliday(7)	2008	$196,030	$27,424	—	$223,454
Former Chief Executive Officer and	2007	$790,755	$51,375	$348,422	$1,190,552
President	2006	$720,439	$19,131	$503,600	$1,243,170
Andrew Mathias(7)	2008	$233,123	$27,424	—	$260,547
Former Chief Investment Officer	2007	$732,736	$50,208	$285,127	$1,068,071
	2006	$530,455	$16,274	$369,300	$916,029
Gregory F. Hughes(7)	2008	$158,936	$15,983	—	$174,919
Former Chief Credit Officer	2007	$397,300	$47,033	$191,390	$635,723
	2006	$292,071	$10,050	$235,000	$537,121

*
The columns for "Salary," "Bonus," "Non-Equity Incentive Plan Compensation" and "Change in Pension Value and Nonqualified Deferred Compensation Earnings" have been omitted because they are not applicable.

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by our company during the fiscal years ended December 31, 2008, 2007 and 2006 for stock awards (which consist of restricted stock awards, some of which were made in prior years) as determined pursuant to Statement of SFAS 123R. The assumptions used to calculate the value of stock awards are set forth under Note 15 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 16, 2009.

(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Amounts shown are the compensation costs recognized by our company during the fiscal years ended December 31, 2008, 2007 and 2006 for option awards as determined pursuant to SFAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 15 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 16, 2009.

(3)
Represents the cash payments made with respect to estimated tax payments due on the restricted stock awards to the named executive officers.

(4)
On October 27, 2008, Mr. Cozzi was elected as our Chief Executive Officer. On October 28, 2008, Mr. Cozzi was also elected as our President. He was succeeded as President by Mr. O'Connor on November 13, 2008.

(5)
On November 13, 2008, Mr. O'Connor was elected as our President.

(6)
Mr. Roche resigned as our Chief Financial Officer effective April 24, 2009. In connection with his resignation, Mr. Roche forfeited certain restricted stock and options awards. See "—Potential Payments Upon Termination or Change of Control—Former Executive Officers." Mr. Clark was elected as our Chief Financial Officer effective April 24, 2009.

(7)
On October 27, 2008, Mr. Holliday resigned as our Chief Executive Officer, Mr. Mathias resigned as our Chief Investment Officer and Mr. Hughes resigned as our Chief Credit Officer. On October 28, 2008, Mr. Holliday resigned as our President. In connection with the Internalization, their remaining unvested restricted stock and options vested on April 24, 2009. See "—Potential Payments Upon Termination or Change of Control—Former Executive Officers."

Grants of Plan-Based Awards

        The following table* sets forth certain information with respect to each grant of an award made to a named executive officer in the fiscal year ended December 31, 2008.

Name	Grant Date	All Other Stock Awards; Number of Shares of Stock or Units (#)		All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(1) ($/Sh)	Grant Date Fair Value of Equity Awards(2) ($)
Roger M. Cozzi	10/27/2008	260,000	(3)	—	—	$208,000
	10/27/2008	500,000	(4)	—	—	$70,000
	10/27/2008	—		300,000	$0.80	$81,000
Timothy J. O'Connor	11/13/2008	130,000	(5)	—	—	$137,800
	11/13/2008	150,000	(6)	—	—	$34,500
Robert R. Foley	04/16/2008	13,171	(7)	—	—	$249,986
John B. Roche(8)	04/16/2008	60,000	(9)	—	—	$1,138,800
	04/16/2008	—		50,000	$18.98	$121,000
	10/27/2008	40,000	(10)	—	—	$32,000
Marc Holliday(11)	—	—		—	—	—
Andrew Mathias(11)	—	—		—	—	—
Gregory F. Hughes(11)	—	—		—	—	—

*
The Columns for "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" and "Estimated Future Payouts Under Equity Incentive Plan Awards" have been omitted because they are not applicable.

(1)
The exercise price for all options granted to the named executive officer is 100% of the fair market value of the shares on the grant date. We do not pay dividend equivalents on stock options.

(2)
The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to SFAS 123R.

(3)
Reflects a restricted stock award granted to the named executive officer on October 27, 2008 in connection with Mr. Cozzi's election as our Chief Executive Officer, which vests in three equal annual installments beginning on December 31, 2009. The vesting of one-half of these shares is further conditioned upon the attainment of the following performance goals on either an annual or cumulative basis: (i) 7% increase in FFO per share, (ii) 12% total return to stockholders or (iii) total return to stockholders in the top third of our peer group as determined by our Compensation Committee.

(4)
Reflects a partnership unit, or LTIP Unit award in our Operating Partnership granted to the named executive officer on October 27, 2008 pursuant to our Amended and Restated 2004 Equity Incentive Plan in connection with Mr. Cozzi's election as our Chief Executive Officer. The units will vest on December 31, 2011, in the event the market price of our common stock on such date is equal to or greater than $5.00 per share.

(5)
Reflects a restricted stock award granted to the named executive officer on November 13, 2008 in connection with Mr. O'Connor's election as our President, which vests in three equal annual installments beginning on December 31, 2009. The vesting of one-half of these shares is further conditioned upon the attainment of the following performance goals on either an annual or cumulative basis: (i) 7% increase in FFO per share, (ii) 12% total return to stockholders or (iii) total return to stockholders in the top third of our peer group as determined by our Compensation Committee.

(6)
Reflects a LTIP Unit award granted to the named executive officer on November 13, 2008 pursuant to our Amended and Restated 2004 Equity Incentive Plan in connection with Mr. O'Connor's election as our President. The units will vest on

  December 31, 2011, in the event the market price of our common stock on such date is equal to or greater than $5.00 per share.

(7)
Reflects a restricted stock award granted to the named executive officer on April 16, 2008 in connection with Mr. Foley's promotion to Chief Operating Officer, which vested on May 16, 2008.

(8)
Mr. Roche resigned as our Chief Financial Officer effective April 24, 2009. In connection with his resignation, Mr. Roche forfeited certain restricted stock and options awards. See "—Potential Payments Upon Termination or Change of Control—Former Executive Officers." Mr. Clark was elected as our Chief Financial Officer effective April 24, 2009.

(9)
Reflects a restricted stock award granted to the named executive officer on April 16, 2008 in connection with Mr. Roche's election as our Chief Financial Officer, which vests in three annual installments of 27.08%, 27.08% and 45.84% beginning on April 16, 2009. The vesting of 5,000 shares scheduled to vest each year is further conditioned upon the attainment of the following performance goals on either an annual or cumulative basis: (i) 7% increase in FFO per share, (ii) 12% total return to stockholders or (iii) total return to stockholders in the top third of our peer group as determined by our Compensation Committee.

(10)
Reflects a restricted stock award granted to the named executive officer on October 27, 2008, which vests in two equal annual installments beginning on April 1, 2009.

(11)
On October 27, 2008, Mr. Holliday resigned as our Chief Executive Officer, Mr. Mathias resigned as our Chief Investment Officer and Mr. Hughes resigned as our Chief Credit Officer. On October 28, 2008, Mr. Holliday resigned as our President.

        For a discussion of our Amended and Restated 2004 Equity Incentive Plan and our 2005 Outperformance Plan, see "—Potential Payments Upon Termination or Change of Control," "—Equity Incentive Plan" and "—Outperformance Plan."

Outstanding Equity Awards

        The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer at the fiscal year ended December 31, 2008.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Roger M. Cozzi	—		300,000	(1)		$0.80	10/27/2018	—		—	—		—
	—		—		—	—	—	130,000	(2)	$166,400	—		—
	—		—		—	—	—	—		—	130,000	(2)	$166,400
	—		—		—	—	—	—		—	500,000	(3)	$640,000
Timothy J. O'Connor	—		—		—	—	—	65,000	(4)	$83,200
	—		—		—	—	—	—		—	65,000	(4)	$83,200
	—		—		—	—	—	—		—	150,000	(5)	$192,000
Robert R. Foley	105,000	(6)	—		—	$15.00	08/02/2014	—		—	—		—
	25,000	(7)	—		—	$19.85	04/20/2015	—		—	—		—
	8,333	(8)	16,667	(8)	—	$30.89	01/02/2017	—		—	—		—
	10,000	(9)	5,000	(9)	—	$24.31	12/31/2017	—		—	—		—
	—		—		—	—	—	12,519	(10)	$16,024	—		—
	—		—		—	—	—	3,333	(11)	$4,266	—		—
John B. Roche(12)	—		50,000	(13)	—	$18.98	04/16/2018	—		—	—		—
	—		—		—	—	—	40,000	(14)	$51,200	—		—
	—		—		—	—	—	45,000	(15)	$57,600	—		—
	—		—		—	—	—	—		—	15,000	(15)	$19,200
Marc Holliday(16)	50,000	(17)	—		—	$15.00	08/02/2014	—		—	—		—
	25,000	(18)	—		—	$19.85	04/20/2015	—		—	—		—
	6,666	(19)	13,334	(19)	—	$30.89	01/02/2017	—		—	—		—
	10,000	(20)	5,000	(20)	—	$24.31	12/31/2017	—		—	—		—
	—		—		—	—	—	8,346	(21)	$10,683	—		—
	—		—		—	—	—	3,333	(22)	$4,266	—		—
Andrew Mathias(16)	36,667	(23)	—		—	$15.00	08/02/2014	—		—	—		—
	25,000	(24)	—		—	$19.85	04/20/2015	—		—	—		—
	6,666	(25)	13,334	(25)	—	$30.89	01/02/2017	—		—	—		—
	10,000	(26)	5,000	(26)	—	$24.31	12/31/2017	—		—	—		—
	—		—		—	—	—	10,432	(27)	$13,353	—		—
	—		—		—	—	—	3,333	(28)	$4,266	—		—
Gregory F. Hughes(16)	23,334	(29)	—		—	$15.00	08/02/2014	—		—	—		—
	15,000	(30)	—		—	$19.85	04/20/2015	—		—	—		—
	6,666	(31)	13,334	(31)	—	$30.89	01/02/2017	—		—	—		—
	10,000	(32)	5,000	(32)	—	$24.31	12/31/2017	—		—	—		—
	—		—		—	—	—	6,259	(33)	$8,012	—		—
	—		—		—	—	—	3,333	(34)	$4,266	—		—

(1)
Includes an option award granted on 10/27/2008, which vests in three equal annual installments beginning on December 31, 2009.

(2)
Includes restricted stock awards granted on 10/27/2008, which vests in three equal annual installments beginning on December 31, 2009. The vesting of one-half of the shares scheduled to vest each year is further conditioned upon the attainment of specified performance-based vesting criteria. For a discussion of the performance-based vesting criteria, see "—Potential Payments Upon Termination or Change of Control—Restricted Stock Award Agreements."

(3)
Includes LTIP Units granted on 10/27/2008 pursuant to our Amended and Restated Equity Incentive Plan, which will vest on December 31, 2011 if our stock price on such date is equal to or greater than $5.00 per share.

(4)
Includes restricted stock awards granted on 11/13/2008, which vests in three equal annual installments beginning on December 31, 2009. The vesting of one-half of the shares scheduled to vest each year is further conditioned upon the attainment of specified performance-based vesting criteria. For a discussion of the performance-based vesting criteria, see "—Potential Payments Upon Termination or Change of Control—Restricted Stock Award Agreements."

(5)
Includes LTIP Units granted on 11/13/2008 pursuant to our Amended and Restated 2004 Equity Incentive Plan, which will vest on December 31, 2011 if our stock price on such date is equal to or greater than $5.00 per share.

(6)
Includes an option award granted on 08/02/2004, which vests in four equal annual installments beginning on June 30, 2005.

(7)
Includes an option award granted on 04/20/2005, which vests in three equal annual installments beginning on April 20, 2006.

(8)
Includes an option award granted on 01/02/2007, which vests in three equal annual installments beginning on January 2, 2008.

(9)
Includes an option award granted on 12/31/2007, a third of which vested immediately upon grant and the remaining portion will vest in two equal annual installments.

(10)
Includes restricted stock awards granted on 01/02/2007, 4,962 shares vested immediately upon grant and the remaining 25,038 shares will vest in two equal annual installments.

(11)
Includes restricted stock awards granted on 12/31/2007, a third of which vested immediately upon grant and the remaining portion will vest in two equal annual installments.

(12)
Mr. Roche resigned as our Chief Financial Officer effective April 24, 2009. In connection with his resignation, Mr. Roche forfeited certain restricted stock and options awards. See "—Potential Payments Upon Termination or Change of Control—Former Executive Officers." Mr. Clark was elected as our Chief Financial Officer effective April 24, 2009.

(13)
Includes an option award granted on 4/16/2008, which vests in three equal annual installments beginning on April 16, 2009.

(14)
Includes a restricted stock award granted on 10/27/2008, which vests in two equal annual installments beginning on April 1, 2009.

(15)
Includes restricted stock awards granted on 4/16/2008, which vests in three annual installments of 27.08%, 27.08% and 45.84% beginning on April 16, 2009. The vesting of 5,000 shares scheduled to vest each year is further conditioned upon the attainment of specified performance-based vesting criteria. For a discussion of the performance-based vesting criteria, see "—Potential Payments Upon Termination or Change of Control—Former Executive Officers."

(16)
On October 27, 2008, Mr. Holliday resigned as our Chief Executive Officer, Mr. Mathias resigned as our Chief Investment Officer and Mr. Hughes resigned as our Chief Credit Officer. On October 28, 2008, Mr. Holliday resigned as our President. In connection with the Internalization, their remaining unvested restricted stock and options vested on April 24, 2009. See "—Potential Payments Upon Termination or Change of Control—Former Executive Officers."

(17)
Includes an option award granted on 08/02/2004, which vests in three equal annual installments beginning on June 30, 2005.

(18)
Includes an option award granted on 04/20/2005, which vests in three equal annual installments beginning on April 20, 2006.

(19)
Includes an option award granted on 01/02/2007, which vests in three equal annual installments beginning on January 2, 2008.

(20)
Includes an option award granted on 12/31/2007, a third of which vested immediately upon grant and the remaining portion which vests in two equal annual installments beginning on December 31, 2008.

(21)
Includes restricted stock awards granted on 01/02/2007. 3,308 shares vested immediately upon grant and the remaining 16,652 shares will vest in two equal annual installments.

(22)
Includes restricted stock awards granted on 12/31/2007, a third of which vested immediately upon grant and the remaining portion will vest in two equal annual installments.

(23)
Includes an option award granted on 08/02/2004, which vests in three equal annual installments beginning on June 30, 2005.

(24)
Includes an option award granted on 04/20/2005, which vests in three equal annual installments beginning on April 20, 2006.

(25)
Includes an option award granted on 01/02/2007, which vests in three equal annual installments beginning on January 2, 2008.

(26)
Includes an option award granted on 12/31/2007, a third of which vested immediately upon grant and the remaining portion will vest in two equal annual installments.

(27)
Includes restricted stock awards granted on 01/02/2007, 4,136 shares vested immediately upon grant and the remaining 20,864 shares will vest in two equal annual installments.

(28)
Includes restricted stock awards granted on 12/31/2007, a third of which vested immediately upon grant and the remaining portion will vest in two equal annual installments.

(29)
Includes an option award granted on 08/02/2004, which vests in three equal annual installments beginning on June 30, 2005.

(30)
Includes an option award granted on 04/20/2005, which vests in three equal annual installments beginning on April 20, 2006.

(31)
Includes an option award granted on 01/02/2007, which vests in three equal annual installments beginning on January 2, 2008.

(32)
Includes an option award granted on 12/31/2007, a third of which vested immediately upon grant and the remaining portion will vest in two equal annual installments.

(33)
Includes restricted stock awards granted on 01/02/2007, 2,482 shares vested immediately upon grant and the remaining 12,518 shares will vest in two equal annual installments.

(34)
Includes restricted stock awards granted on 12/31/2007, a third of which vested immediately upon grant and the remaining portion will vest in two equal annual installments.

Option Exercises and Stock Vested

        The following table sets forth certain information with respect to the exercise of stock options, stock appreciation rights, or SARs, and similar instruments, and the vesting of stock, including restricted stock, restricted stock units and similar instruments for each named executive officer during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Roger M. Cozzi	—	—	—	—
Timothy J. O'Connor	—	—	—	—
Robert R. Foley	—	—	31,523	$599,021
John B. Roche(3)	—	—	—	—
Marc Holliday(4)	—	—	11,659	$196,597
Andrew Mathias(4)	—	—	13,765	$245,245
Gregory F. Hughes(4)	—	—	9,592	$148,849

(1)
Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)
Amounts reflect the market value of the stock on the day the stock vested.

(3)
Mr. Roche resigned as our Chief Financial Officer effective April 24, 2009. In connection with his resignation, Mr. Roche forfeited certain restricted stock and options awards. See "—Potential Payments Upon Termination or Change of Control—Former Executive Officers." Mr. Clark was elected as our Chief Financial Officer effective April 24, 2009.

(4)
On October 27, 2008, Mr. Holliday resigned as our Chief Executive Officer, Mr. Mathias resigned as our Chief Investment Officer and Mr. Hughes resigned as our Chief Credit Officer. On October 28, 2008, Mr. Holliday resigned as our President. In connection with the Internalization, their remaining unvested restricted stock and options vested on April 24, 2009. See "—Potential Payments Upon Termination or Change of Control—Former Executive Officers."

Pension Benefits

        Our named executive officers received no benefits in fiscal year 2008 from us under defined pension or defined contribution plans. See "—Summary Compensation Table."

Nonqualified Deferred Compensation

        Our company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change in Control

General

        Prior to the Internalization, our named executive officers were employees of the Manager, which was a wholly-owned subsidiary of SL Green Realty Corp., and/or SL Green Realty Corp. and therefore we generally had no obligation to pay a named executive officer any form of compensation upon such officer's termination of employment, except with respect to the award agreements made under the restricted stock award and option award agreements entered into between the named executive officers and our company pursuant to our Amended and Restated 2004 Equity Incentive Plan and the severance agreements entered into in late 2008 between Messrs. Cozzi and O'Connor and our company. In connection with the Internalization, the vesting of certain restricted stock and option awards granted to Messrs. Holliday, Mathias and Hughes were accelerated. As part of the Internalization, we assumed, among other things, the obligations of the Manager under the employment contracts between the Manager and each of Roger M. Cozzi, Timothy J. O'Connor and Robert R. Foley. However, the respective restricted stock and option awards made to Messrs. Cozzi, O'Connor and Foley pursuant to their respective award agreements and severance agreements, as applicable, will continue to be governed by such agreements. This section of the proxy statement describes the material terms of each named executive officer's restricted stock award and option award agreements and the severance agreements and provides the amount of compensation that would be paid to each named executive officer by us in the event of termination of each named executive officer by the Manager, which is now our wholly-owned subsidiary. The amount of compensation payable to each named executive officer upon termination of the executive officer (i) by the Manager without "Cause," (ii) by the named executive officer with "Good Reason," (iii) in the event of death or "Disability" of the named executive officer or (iv) in connection with a "Change of Control" of our company (each, a "Triggering Event") is described below. The following discussion assumes such termination was effective as of December 31, 2008 (and as of April 24, 2009 (x) in connection with the Internalization as it applies to Messrs. Holliday, Mathias and Hughes and (y) for Mr. Roche in connection with his resignation as our Chief Financial Officer) and estimates the amounts that would be paid out in such circumstances.

        Our Compensation Committee believes it is fair to provide accelerated vesting of equity grants upon a Change of Control. Very often, senior managers lose their jobs in connection with a Change of Control. By agreeing to accelerated vesting of equity grants in the event of a Change of Control, our Compensation Committee believes we can reinforce and encourage the continued attention and dedication of senior management to their assigned duties without distraction in the face of an actual or threatened Change of Control and ensure that management is motivated to negotiate the best merger consideration for our stockholders.

Restricted Stock Award Agreements

        Roger M. Cozzi.    Mr. Cozzi received 260,000 shares of restricted stock on October 27, 2008, which will vest in three equal annual installments beginning on December 31, 2009. The vesting of one-half of such shares scheduled to vest each year is further conditioned upon the attainment of specified performance-based vesting criteria. The performance-based vesting each year is based on our achievement of any of the following performance hurdles during the prior year (or on a cumulative basis since 2008): (i) 7% increase in FFO per share, (ii) 12% total return to stockholders during the prior year or (iii) total return to stockholders in the top third of a peer group determined by our Compensation Committee. As of December 31, 2008, no restricted shares had vested. In the event Mr. Cozzi's employment is terminated by the Manager for Cause or by him without Good Reason, all unvested restricted stock (260,000 shares) will automatically be forfeited. If Mr. Cozzi's employment is terminated by him for Good Reason and other than by the Manager for Cause, or if employment is terminated by reason of death or Disability, any issued but unvested time-based restricted stock (43,333 shares) that would otherwise become vested during the 12-month period following Mr. Cozzi's termination will become vested on the date of termination, which will result in a total value to be received of $55,466. In addition, upon the approval of our Compensation Committee, which may be granted at its sole discretion, Mr. Cozzi may receive a tax gross-up in respect of the vesting of his restricted stock award, which would result in an additional value to be received of $22,186. For purposes of determining the effects of the 12 months of credit with respect to the restricted shares subject to performance-based vesting criteria, (i) if such termination occurs less than six months after the beginning of a performance period, then performance-based vesting shall be based on performance during the prior performance period and (ii) if such termination occurs more than six months after the beginning of a performance period, then performance-based vesting shall be based on performance during such interim period through the most recently completed fiscal quarter. Based on a December 31, 2008 termination date, none of the restricted shares subject to performance-based vesting criteria would vest.

        Timothy J. O'Connor.    Mr. O'Connor received 130,000 shares of restricted stock on November 13, 2008, which will vest in three equal annual installments beginning on December 31, 2009. The vesting of one-half of such shares scheduled to vest each year is further conditioned upon the attainment of specified performance-based vesting criteria. The performance-based vesting each year is based on our achievement of any of the following performance hurdles during the prior year (or on a cumulative basis since 2008): (i) 7% increase in FFO per share, (ii) 12% total return to stockholders during the prior year or (iii) total return to stockholders in the top third of a peer group determined by our Compensation Committee. As of December 31, 2008, no restricted shares had vested. In the event Mr. O'Connor's employment is terminated by the Manager for Cause or by him without Good Reason, all unvested restricted stock (130,000 shares) will automatically be forfeited. If Mr. O'Connor's employment is terminated by him for Good Reason and other than by the Manager for Cause, or if employment is terminated by reason of death or Disability, any issued but unvested time-based restricted stock (21,666 shares) that would otherwise become vested during the 12-month period following Mr. O'Connor's termination will become vested on the date of termination, which will result in a total value to be received of $27,732. In addition, upon the approval of our Compensation Committee, which may be granted at its sole discretion, Mr. O'Connor may receive a tax gross-up in respect of the vesting of his restricted stock award, which would result in an additional value to be received of $11,093. For purposes of determining the effects of the 12 months of credit with respect to the restricted shares subject to performance-based vesting criteria, (i) if such termination occurs less than six months after the beginning of a performance period, then performance-based vesting shall be based on performance during the prior performance period and (ii) if such termination occurs more than six months after the beginning of a performance period, then performance-based vesting shall be based on performance during such interim period through the most recently completed fiscal quarter. Based on a December 31, 2008 termination date, none of the restricted shares subject to performance-based vesting criteria would vest.

        Robert R. Foley.    Mr. Foley received a grant of 10,000 shares of restricted stock on August 2, 2004, all of which have vested as of December 31, 2008. In addition, Mr. Foley received a grant of 30,000 shares of restricted stock on January 2, 2007, of which 17,481 shares have vested as of December 31, 2008 and the remaining 12,519 shares vested on January 2, 2009. Moreover, Mr. Foley received a grant of 10,000 shares of restricted stock on December 31, 2007, of which 6,667 shares have vested as of December 31, 2008 and the remaining 3,333 shares will vest on December 31, 2009. On April 16, 2008, Mr. Foley was elected as our Chief Operating Officer. In connection therewith, he received 13,171 shares of restricted stock which vested on May 16, 2008. As of December 31, 2008, a total of 47,319 shares of restricted stock have vested. If Mr. Foley's employment is terminated by him for Good Reason, other than by the Manager for Cause, and other than by reason of death or Disability, any issued but unvested restricted stock (15,852 shares) would otherwise become vested during the 12-month period following Mr. Foley's termination will become vested on the date of termination, which will result in a total value to be received of $20,291. In addition, upon the approval of our Compensation Committee, which may be granted at its sole discretion, Mr. Foley may receive a tax gross-up in respect of the vesting of his restricted stock award, which would result in an additional value to be received of $8,116. In the event Mr. Foley's employment is terminated by the Manager for Cause or by him without Good Reason, all unvested restricted stock (15,852 shares) will automatically be forfeited. If Mr. Foley is terminated due to his death or Disability, (i) any portion of restricted stock that would otherwise vest during the six-month period following the date of termination will vest on such date and (ii) if such six-month period would end before the next vesting date, a pro rata portion of the unvested restricted stock (12,519 shares) that otherwise would become vested on such date will vest on the date of termination, which will result in a total value to be received of $16,024. In addition, upon the approval of our Compensation Committee, which may be granted at its sole discretion, Mr. Foley may receive a tax gross-up in respect of the vesting of his restricted stock award, which would result in an additional value to be received of $6,410.

Restricted LTIP Units

        Roger M. Cozzi.    Mr. Cozzi received 500,000 restricted LTIP Units in our Operating Partnership, on October 27, 2008 pursuant to our Amended and Restated Equity Incentive Plan. The units are subject to performance-based vesting criteria, and will vest on December 31, 2011 in the event the market price of our common stock is equal to or greater than $5.00 per share on such date. In the event Mr. Cozzi's employment is terminated by the Manager for Cause or by him without Good Reason, or in the event Mr. Cozzi ceases to be an officer of our company for any reason prior to the 12-month period ending on December 31, 2011 (except in the event of a change of control), all unvested restricted LTIP Units (500,000 shares) will automatically be forfeited. If Mr. Cozzi's employment is terminated by him for Good Reason and other than by the Manager for Cause within 12 months prior to December 31, 2011, or a change of control occurs at any time prior to December 31, 2011, then the date of such termination or change of control shall be deemed the vesting date and any unvested restricted LTIP Units will vest if our common stock price on such date is equal to or greater than $5.00 per share. Based on a December 31, 2008 termination date and our closing common stock price of $1.28 per share on the NYSE on such date, the LTIP Units will not vest.

        Timothy J. O'Connor.    Mr. O'Connor received 150,000 restricted LTIP Units on November 13, 2008 pursuant to our Amended and Restated Equity Incentive Plan. The units are subject to performance-based vesting criteria, and will vest on December 31, 2011 in the event the market price of our common stock is equal to or greater than $5.00 per share on such date. In the event Mr. O'Connor's employment is terminated by the Manager for Cause or by him without Good Reason, or in the event Mr. O'Connor ceases to be an officer of our company for any reason prior to the 12-month period ending on December 31, 2011 (except in the event of a change of control), all unvested restricted LTIP Units (150,000 shares) will automatically be forfeited. If Mr. O'Connor's employment is terminated by him for Good Reason or by the Manager other than for Cause within 12 months prior to December 31, 2011, or a change of control occurs at any time prior to December 31, 2011, then the date of such termination or change of control shall be deemed the vesting date and any unvested restricted LTIP Units will vest if our common stock price on such date is equal to or greater than $5.00 per share. Based on a December 31, 2008 termination date and our closing common stock price of $1.28 per share on the NYSE on such date, the LTIP Units will not vest.

Option Award Agreements

        Roger M. Cozzi.    Mr. Cozzi received an option to purchase 300,000 shares of our common stock on October 27, 2008 with an exercise price of $0.80 per share, which will vest in three equal annual installments beginning on December 31, 2009. Each option has a term of ten years and expires on the tenth anniversary of the date of the grant. As of December 31, 2008, none of the options to purchase shares of our common stock have vested. If Mr. Cozzi's employment is terminated by him for Good Reason or by the Manager other than for Cause, or if his employment is terminated by reason of death or Disability, the options that would otherwise be exercisable during the 12-month period following the date of termination (100,000 shares) will become exercisable on such date resulting in a total value to be received of $48,000. Furthermore, any then vested unexercised stock options will remain exercisable until the earlier of (i) the second January 1 following such termination or, if earlier, (ii) the expiration of the initial applicable term stated at the time of grant. Based on the price of $1.28 per share of our common stock on the NYSE on December 31, 2008, and exercise prices of $0.80 per share (with respect to 300,000 shares), all unvested options will have a total value of $144,000.

        Robert R. Foley.    Mr. Foley received an option to purchase 140,000 shares of our common stock on August 2, 2004 with an exercise price of $15.00 per share, all of which vested as of December 31, 2008. He also received an option to purchase 25,000 shares of our common stock on April 20, 2005 with an exercise price of $19.85 per share, all of which vested as of December 31, 2008. In addition, Mr. Foley received an option to purchase 25,000 shares of our common stock on January 2, 2007, with an exercise price of $30.89 per share, of which 8,333 shares have vested as of December 31, 2008 and the remaining 16,667 shares in two equal annual installments beginning on January 2, 2009. He also received an option to purchase 15,000 shares of our common stock on December 31, 2007, with an exercise price of $24.31 per share, of which 10,000 have vested as of December 31, 2008 and the remaining 5,000 shares will vest on December 31, 2009. Each option has a term of ten years and expires on the tenth anniversary of the date of the grant. As of December 31, 2008, options to purchase 183,333 shares of our common stock have vested. If Mr. Foley's employment agreement is terminated by him for Good Reason, other than by the Manager for Cause, and other than by reason of death or Disability, the options that would otherwise be exercisable during the 12-month period following the date of termination will become exercisable on such date (13,333 shares) and the options that have become exercisable will remain exercisable for six months following the date of termination. In the event Mr. Foley's employment is terminated by reason of death or Disability, the options that would otherwise become exercisable during the six-month period following the date of termination will become exercisable on such date, and if such six-month period would end before the next vesting date, a pro rata portion of the unexercisable options (8,333 shares) that otherwise would become exercisable on the date of termination. In addition, any portion of the options that have become exercisable will remain exercisable until the earlier of (i) the expiration date of the option and (ii) the second January 1 following the date of termination. If Mr. Foley is terminated by the Manager for Cause, he will not be entitled to exercise any options after the date of termination; provided, however, in the event that the Manager terminates Mr. Foley for failure to competently perform his duties or Mr. Foley terminates his employment without Good Reason, options that have become exercisable will remain exercisable for three months following the date of termination (but in no event after the expiration date of the option). Based on the price of $1.28 per share of our common stock on the NYSE on December 31, 2008, and exercise prices of $30.89 per share (with respect to 16,667 shares) and $24.31 per share (with respect to 5,000 shares), all unvested options will have no intrinsic value.

Former Executive Officers

        Marc Holliday.    On October 27, 2008, Mr. Holliday resigned as our Chief Executive Officer. He also resigned as President of our company effective as of October 28, 2008. From October 27, 2008 through April 24, 2009, SL Green Realty Corp. agreed to provide Mr. Holliday as a consultant to our company. Mr. Holliday received 75,000 shares of restricted stock on August 2, 2004, all of which have vested as of December 31, 2008. He also received a grant of 20,000 shares of restricted stock on January 2, 2007, of which 11,654 shares have vested as of December 31, 2008 and the remaining 8,346 shares vested on January 2, 2009. In addition, Mr. Holliday received a grant of 10,000 shares of restricted stock on December 31, 2007, of which 6,667 shares have vested as of December 31, 2008 and prior to the Internalization, the remaining 3,333 shares were scheduled to vest on December 31, 2009. As of December 31, 2008, a total of 93,321 shares of restricted stock have vested. In connection with the Internalization, the remaining 3,333 shares of restricted stock granted to Mr. Holliday vested on April 24, 2009, and based on the price of $2.15 per share, which was the closing price of our common stock on April 24, 2009, resulted in value realized upon acceleration of $7,166. In addition, Mr. Holliday received an option to purchase 75,000 shares of our common stock on August 2, 2004 with an exercise price of $15.00 per share, all of which vested as of December 31, 2008. He also received an option to purchase 25,000 shares of our common stock on April 20, 2005 with an exercise price of $19.85 per share, all of which vested as of December 31, 2008. In addition, Mr. Holliday received an option to purchase 20,000 shares of our common stock on January 2, 2007, with an exercise price of $30.89 per share, of which 6,666 shares have vested as of December 31, 2008, 6,667 shares vested on January 2, 2009 and prior to the Internalization, the remaining 6,667 shares were scheduled to vest on January 2, 2010. He also he received an option to purchase 15,000 shares of our common stock on December 31, 2007, with an exercise price of $24.31 per share, of which 10,000 shares have vested as of December 31, 2008 and prior to the Internalization, the remaining 5,000 shares were scheduled to vest on December 31, 2009. Each option has a term of ten years and expires on the tenth anniversary of the date of the grant. As of December 31, 2008, options to purchase 116,666 shares of our common stock have vested. In connection with the Internalization, the remaining options to purchase additional 11,667 shares of our common stock vested on April 24, 2009. Since the price of our common stock on April 24, 2009 was below each exercise price of such options, Mr. Holliday will not recognize any current value as a result of the acceleration of such options.

        Andrew Mathias.    On October 27, 2008, Mr. Mathias resigned as our Chief Investment Officer. From October 27, 2008 through April 24, 2009, SL Green Realty Corp. agreed to provide Mr. Holliday as a consultant to our company. Mr. Mathias received a grant of 55,000 shares of restricted stock on August 2, 2004, all of which vested as of December 31, 2008. In addition, Mr. Mathias received a grant of 25,000 shares of restricted stock on January 2, 2007, of which 14,568 shares have vested as of December 31, 2008 and the remaining 10,432 shares vested on January 2, 2009. He also received a grant of 10,000 shares of restricted stock on December 31, 2007, of which 6,667 shares have vested as of December 31, 2008 and prior to the Internalization, the remaining 3,333 were scheduled to vest on December 31, 2009. As of December 31, 2008, 76,235 shares of restricted stock have vested. In connection with the Internalization, the remaining 3,333 shares of restricted stock granted to Mr. Mathias vested on April 24, 2009, and based on the price of $2.15 per share, which was the closing price of our common stock on April 24, 2009, resulted in value realized upon acceleration of $7,166. In addition, Mr. Mathias received an option to purchase 55,000 shares of our common stock on August 2, 2004 with an exercise price of $15.00 per share, all of which vested as of December 31, 2008. He also received an option to purchase 25,000 shares of our common stock on April 20, 2005 with an exercise price of $19.85 per share, all of which vested as of December 31, 2008. In addition, Mr. Mathias received an option to purchase 20,000 shares of our common stock on January 2, 2007, with an exercise price of $30.89 per share, of which 6,666 shares have vested as of December 31, 2008, 6,667 shares vested on January 2, 2009 and prior to the Internalization, the remaining 6,667 shares were scheduled to vest on January 2, 20010. He also received an option to purchase 15,000 shares of our common stock on December 31, 2007, with an exercise price of $24.31 per share, of which 10,000 shares have vested as of December 31, 2008 and prior to the Internalization, the remaining 5,000 shares were scheduled to vest on December 31, 2009. Each option has a term of ten years and expires on the tenth anniversary of the date of the grant. As of December 31, 2008, options to purchase 96,666 shares of our common stock have vested. In connection with the Internalization, the remaining options to purchase additional 11,667 shares of our common stock vested on April 24, 2009. Since the price of our common stock on April 24, 2009 was below each exercise price of such options, Mr. Mathias will not recognize any current value as a result of the acceleration of such options.

        Gregory F. Hughes.    On October 27, 2008, Mr. Hughes resigned as our Chief Credit Officer. Mr. Hughes received a grant of 35,000 shares of restricted stock on August 2, 2004, all of which vested as of December 31, 2008. In addition, Mr. Hughes received a grant of 15,000 shares of restricted stock on January 2, 2007, of which 8,741 shares have vested as of December 31, 2008 and the remaining 6,259 shares vested on January 2, 2009. He also received a grant of 10,000 shares of restricted stock on December 31, 2007, of which 6,667 shares have vested as of December 31, 2008 and prior to the Internalization, the remaining 3,333 shares were scheduled to vest on December 31, 2009. As of December 31, 2008, a total of 50,408 shares of restricted stock have vested. In connection with the Internalization, the remaining 3,333 shares of restricted stock vested on April 24, 2009, and based on the price of $2.15 per share, which was the closing price of our common stock on April 24, 2009, resulted in value realized upon acceleration of $7,166. In addition, Mr. Hughes received an option to purchase 35,000 shares of our common stock on August 2, 2004 with an exercise price of $15.00 per share, all of which have vested as of December 31, 2008. He also received an option to purchase 15,000 shares of our common stock on April 20, 2005 with an exercise price of $19.85 per share, all of which vested as of December 31, 2008. In addition, Mr. Hughes received an option to purchase 20,000 shares of our common stock on January 2, 2007, with an exercise price of $30.89 per share, of which 6,666 shares have vested as of December 31, 2008, 6,667 shares vested on January 2, 2009 and prior to the Internalization, the remaining 6,667 shares were scheduled to vest on January 2, 2010. He also received an option to purchase 15,000 shares of our common stock on December 31, 2007, with an exercise price of $24.31 per share, of which 10,000 shares have vested as of December 31, 2008 and prior to the Internalization, the remaining 5,000 shares were scheduled to vest on December 31, 2009. Each option has a term of ten years and expires on the tenth anniversary of the date of the grant. As of December 31, 2008, options to purchase 66,666 shares of our common stock have vested. In connection with the Internalization, the remaining options to purchase additional 11,667 shares of our common stock vested on April 24, 2009 in connection with the Internalization. Since the price of our common stock on April 24, 2009 was below each exercise price of such options, Mr. Hughes will not recognize any current value as a result of the acceleration of such options.

        John B. Roche.    Mr. Roche resigned as our Chief Financial Officer effective April 24, 2009. Mr. Roche received a grant of 60,000 shares of restricted stock on April 16, 2008 and prior to his resignation, 32,500 shares of which were scheduled vest in two equal annual installments beginning on April 16, 2009 and the remaining 27,500 shares were scheduled to vest on April 16, 2011. The vesting of 5,000 of such shares scheduled to vest each year was further conditioned upon the attainment of specified performance-based vesting criteria. He also received a grant of 40,000 shares of restricted stock on October 27, 2008 which, prior to his resignation, were scheduled to vest in two equal annual installments beginning on April 1, 2009. As of December 31, 2008, no restricted shares had vested. In January 2009, Mr. Roche entered into a separation agreement with the Manager, as amended, pursuant to which he agreed to terminate his employment with the Manager on or about April 30, 2009. Pursuant to the separation agreement, 11,250 shares of restricted stock previously granted to him vested on April 15, 2009. All of Mr. Roche's other issued but unvested restricted stock has been forfeited as of April 24, 2009 In addition, Mr. Roche received an option to purchase 50,000 shares of our common stock on April 16, 2008 with an exercise price of $18.98 per share which, prior to his resignation, were scheduled to vest in three equal annual installments beginning on April 16, 2009.

Each option has a term of ten years and expires on the tenth anniversary of the date of the grant. As of December 31, 2008, no options to purchase shares of our common stock have vested. Pursuant to his severance agreement with us (as described below) and the separation agreement with the Manager, as amended, all of the options previously granted to Mr. Roche that have not yet vested have been forfeited.

Employment Agreements

        In connection with the Internalization, we assumed, among other things, the obligations of the Manager under the employment contracts between the Manager and each of Roger M. Cozzi, Timothy J. O'Connor and Robert R. Foley effective as of April 24, 2009. Our Compensation Committee will evaluate the terms of these employment agreements and may renegotiate such terms in the future. On April 27, 2009, we also entered into an employment contract with Jon W. Clark, our Chief Financial Officer, effective as of April 24, 2009.

        Roger M. Cozzi.    Mr. Cozzi's employment agreement has a term of three years, commencing on October 28, 2008 and ending on December 31, 2011, which will automatically renew for successive one-year periods unless either party serves the required notice under the agreement. The agreement provides for an annual salary of $500,000 and such discretionary annual bonuses as the Manager, in its sole discretion, may deem appropriate to reward Mr. Cozzi for job performance. The target annual bonus for each year after 2008 will be at least $800,000. Under the agreement, the Manager is also obligated to maintain a life insurance policy for the benefit of Mr. Cozzi's beneficiaries in the face amount of $5 million, or if not available at reasonable rates, to self-insure Mr. Cozzi up to the maximum cash severance payable under the agreement. If Mr. Cozzi is terminated for any reason, under the agreement he will be subject to the following obligations: (i) noncompetition with the Manager for one year (or three months if his employment is terminated due to a non-renewal of the term of employment or terminated for Cause, or six months if Mr. Cozzi terminates his employment after the payment of a discretionary bonus for any year in an amount less than $800,000); (ii) non-solicitation of the Manager's employees for two years; and (iii) non-disparagement of the Manager and non-interference with its business for one year. The employment agreement also provides for the following payments and benefits to Mr. Cozzi in connection with the termination of his employment with the Manager:

  •
  Termination without Cause or with Good Reason.  If Mr. Cozzi's employment is terminated by the Manager without "Cause" or by Mr. Cozzi for "Good Reason" (as such terms are defined in Mr. Cozzi's employment agreement), Mr. Cozzi will receive (i) annual base salary for a period of 12 months following termination and (ii) annual performance bonuses, subject to certain formula. Mr. Cozzi will continue to receive his medical and welfare benefits for 12 months, and all of his unvested and unexercisable restricted stock, options or other equity-based awards that were granted as payment of a cash bonus will fully vest or become exercisable on the date of termination. Mr. Cozzi will also have 12 months of additional vesting for his outstanding restricted stock, option or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date. If such termination occurs in connection with or within 18 months after a Change-in-Control (as such term is defined in Mr. O'Connor's employment agreement), then Mr. Cozzi will be entitled to the payments and benefits described above for a period of 24 months following termination.

  •
  Termination upon death.  If Mr. Cozzi's employment is terminated by the Manager upon his death, his estate will receive (i) annual base salary for a period of 12 months following termination and (ii) a prorated annual bonus, subject to certain conditions. In addition, all of Mr. Cozzi's unvested and unexercisable restricted stock, options or other equity-based awards that were granted as payment of a cash bonus will fully vest or become exercisable on the date of termination and he will be entitled to 12 months of additional vesting of his outstanding restricted stock, option or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date.

  •
  Termination upon disability.  If Mr. Cozzi's employment is terminated by the Manager upon his disability, Mr. Cozzi will receive (i) annual base salary for a period of 12 months following termination and (ii) a prorated annual bonus and an additional 12-month performance bonus, subject to certain conditions. Mr. Cozzi will continue to receive his medical and welfare benefits for 12 months, and all of his unvested and unexercisable restricted stock, options or other equity-based awards that were granted as payment of a cash bonus, will fully vest or become exercisable on the date of termination. Mr. Cozzi will also have 12 months of additional vesting for his outstanding restricted stock, option or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date.

        Notwithstanding the foregoing, the acceleration of vesting and extension of the period within which to exercise vested stock options is not applicable to any equity-based awards made to Mr. Cozzi by us that may be deemed to have been first granted to the Manager and then granted by the Manager to Mr. Cozzi. Given that all equity-based awards received by Mr. Cozzi were deemed to have been first granted to the Manager and then granted by the Manager to Mr. Cozzi, the acceleration of the vesting of all of his equity-based awards is governed by the terms of such awards and his Severance Agreement (as described below). Please see "—Potential Payments upon Termination or Change in Control" and "—Severance Agreements."

        Timothy J. O'Connor.    Mr. O'Connor's employment agreement has a term of three years, commencing on November 13, 2008 and ending on December 31, 2011 , which will automatically renew for successive one-year periods unless either party serves the required notice under the agreement. The agreement provides for an annual salary of $400,000 and such discretionary annual bonuses as the Manager, in its sole discretion, may deem appropriate to reward Mr. O'Connor for job performance. The target annual bonus for each year after 2008 will be at least $500,000. If Mr. O'Connor is terminated for any reason, under the agreement he will be subject to the following obligations: (i) noncompetition with the Manager for one year (or three months if his employment is terminated due to a non-renewal of the term of employment or terminated for Cause, or six months if Mr. O'Connor terminates his employment after the payment of a discretionary bonus for any year in an amount less than $500,000); (ii) non-solicitation of the Manager's employees for two years; and (iii) non-disparagement of the Manager and non-interference with its business for one year. The employment agreement also provides for the following payments and benefits to Mr. O'Connor in connection with the termination of his employment with the Manager:

  •
  Termination without Cause or with Good Reason.  If Mr. O'Connor's employment is terminated by the Manager without "Cause" or by Mr. O'Connor for "Good Reason" (as such terms are defined Mr. O'Connor's employment agreement), Mr. O'Connor will receive (i) annual base salary for a period of 12 months following termination and (ii) annual performance bonuses, subject to certain formula. Mr. O'Connor will continue to receive his medical and welfare benefits for 12 months, and all of his unvested and unexercisable restricted stock, options or other equity-based awards that were granted as payment of a cash bonus, will fully vest or become exercisable on the date of termination. Mr. O'Connor will also have 12 months of additional vesting for his outstanding restricted stock, option or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date. If such termination occurs in connection with or within 18 months after a Change-in-Control (as such term is defined in Mr. O'Connor's employment agreement), then Mr. O'Connor will be entitled to the payments and benefits described above for a period of 24 months following termination.

  •
  Termination upon death.  If Mr. O'Connor's employment is terminated by the Manager upon his death, his estate will receive (i) annual base salary for a period of 12 months following termination and (ii) a prorated annual bonus, subject to certain conditions. In addition, all of Mr. O'Connor's unvested and unexercisable restricted stock, options or other equity-based awards that were granted as payment of a cash bonus will fully vest or become exercisable on the date of termination and he will be entitled to 12 months of additional vesting of his outstanding restricted stock, option or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date.

  •
  Termination upon disability.  If Mr. O'Connor's employment is terminated by the Manager upon his disability, Mr. O'Connor will receive (i) annual base salary for a period of 12 months following termination and (ii) a prorated annual bonus and an additional 12-month performance bonus, subject to certain conditions. Mr. O'Connor will continue to receive his medical and welfare benefits for 12 months, and all of his unvested and unexercisable restricted stock, options or other equity-based awards that were granted as payment of a cash bonus, will fully vest or become exercisable on the date of termination. Mr. O'Connor will also have 12 months of additional vesting for his outstanding restricted stock, option or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date.

        Notwithstanding the foregoing, the acceleration of vesting and extension of the period within which to exercise vested stock options is not applicable to any equity-based awards made to Mr. O'Connor by us that may be deemed to have been first granted to the Manager and then granted by the Manager to Mr. O'Connor. Given that all equity-based awards received by Mr. O'Connor were deemed to have been first granted to the Manager and then granted by the Manager to Mr. O'Connor, the acceleration of the vesting of all of his equity-based awards is governed by the terms of such awards and his Severance Agreement (as described below). Please see "—Potential Payments upon Termination or Change in Control" and "—Severance Agreements."

        Robert R. Foley.    Mr. Foley's employment agreement, as amended, has an initial term of through August 2, 2010, which would be extended for such certain period of time as mutually agreed to by the parties. The agreement provides for a minimum annual salary of $350,000 and such discretionary annual bonuses of at least $250,000 as the Manager, in its sole discretion, may deem appropriate to reward Mr. Foley for job performance. In the discretion of the Compensation Committee of the Board, Mr. Foley is eligible to participate in our Amended and Restated 2004 Equity Incentive Plan. If Mr. Foley is terminated for any reason, under the agreement he will be subject to the following obligations: (i) noncompetition with the Manager for one year; (ii) non-solicitation of the Manager's employees for two years; and (iii) non-disparagement of the Manager and non-interference with its business for one year. The employment agreement also provides for the following payments and benefits to Mr. Foley in connection with the termination of his employment with the Manager:

  •
  Termination without Cause or with Good Reason.  If Mr. Foley's employment is terminated by the Manager without "Cause" or by Mr. Foley for "Good Reason" ((as such terms are defined in Mr. Foley's employment agreement), Mr. Foley will receive annual base salary and minimum bonus for a period of 12 months following termination. Any unvested equity awards granted to Mr. Foley that would otherwise vest and become exercisable during the 12-month period following termination will be vested or become exercisable on the date of termination. Mr. Foley will also have six months of additional vesting for his outstanding unexercised stock options.

  •
  Termination for Cause or without Good Reason.  Under certain limited circumstances in which Mr. Foley's employment is terminated by the Manager for Cause or by Mr. Foley without Good Reason, Mr. Foley will be entitled to exercise any stock options which have vested as of the termination date but only for a period of three months after such termination.

  •
  Termination upon death.  If Mr. Foley's employment is terminated by the Manager upon his death, his estate will receive annual base salary and pro rata portion of the annual performance bonus for a period of six months following termination. In addition, Mr. Foley will be entitled to six months of additional vesting of his outstanding restricted stock, option or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date.

  •
  Termination upon disability.  If Mr. Foley's employment is terminated by the Manager upon his disability, Mr. Foley will receive annual base salary and pro rata portion of the annual performance bonus for a period of six months following termination. In addition, Mr. Foley will be entitled to six months of additional vesting of his outstanding restricted stock, option or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date.

        Jon W. Clark.    In connection with Mr. Clark's appointment as our Chief Financial Officer, we entered into an employment agreement with Mr. Clark on April 27, 2009, effective as of April 24, 2009. Mr. Clark's employment agreement has an initial term of through April 30, 2012, which will automatically renew for successive one-year periods unless either party serves the required notice under the agreement. The agreement provides for an annual salary of $225,000 and such discretionary annual bonuses as the Manager, in its sole discretion, may deem appropriate to reward Mr. Clark for job performance. The target annual bonus for each year after 2009 will be at least $200,000. If Mr. Clark is terminated for any reason, under the agreement he will be subject to the following obligations: (i) noncompetition with the Manager for six months (or three months if his employment is terminated due to a non-renewal of the term of employment or terminated for Cause, or three months if Mr. Clark terminates his employment after the payment of a discretionary bonus for any year in an amount less than $200,000); (ii) non-solicitation of the Manager's employees for two years; and (iii) non-disparagement of the Manager and non-interference with its business for one year. The employment agreement also provides for the following payments and benefits to Mr. Clark in connection with the termination of his employment with the Manager:

  •
  Termination without Cause or with Good Reason.  If Mr. Clark's employment is terminated by the Manager without Cause or by Mr. Clark for Good Reason, Mr. Clark will receive (i) annual base salary for a period of six months following termination and (ii) annual performance bonuses, subject to certain formula. Mr. Clark will continue to receive his medical and welfare benefits for six months, and all of his unvested and unexercisable restricted stock, options or other equity-based awards that were granted as payment of a cash bonus, will fully vest or become exercisable on the date of termination. Mr. Clark will also have 12 months of additional vesting for his outstanding restricted stock, option or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date. If such termination occurs in connection with or within 18 months after a Change-in-Control, then Mr. Clark will be entitled to the payments and benefits described above for a period of 12 months following termination.

  •
  Termination upon death.  If Mr. Clark's employment is terminated by the Manager upon his death, his estate will receive (i) any earned and accrued by unpaid base salary and (ii) a prorated annual bonus, subject to certain conditions. In addition, all of Mr. Clark's unvested and unexercisable restricted stock, options or other equity-based awards that were granted as payment of a cash bonus will fully vest or become exercisable on the date of termination and he will be entitled to 12 months of additional vesting of his outstanding restricted stock, option or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date.

  •
  Termination upon disability.  If Mr. Clark's employment is terminated by the Manager upon his disability, Mr. Clark will receive (i) annual base salary for a period of six months following termination and (ii) a prorated annual bonus and an additional six-month performance bonus, subject to certain conditions. Mr. Clark will continue to receive his medical and welfare benefits for six months, and all of his unvested and unexercisable restricted stock, options or other equity-based awards that were granted as payment of a cash bonus, will fully vest or become exercisable on the date of termination. Mr. Clark will also have 12 months of additional vesting for his outstanding restricted stock, option or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date.

        Notwithstanding the foregoing, the acceleration of vesting and extension of the period within which to exercise vested stock options is not applicable to any equity-based awards of the Company, the OP or any of their subsidiaries made to Mr. Clark that may be deemed to have been first granted to the Manager and then granted by the Manager to Mr. Clark. Given that all equity-based awards received by Mr. Clark were deemed to have been first granted to the Manager and then granted by the Manager to Mr. Clark, the acceleration of the vesting of all of his equity-based awards is governed by the terms of such awards.

Severance Agreements

        Roger M. Cozzi.    On October 27, 2008, we elected Mr. Cozzi as our Chief Executive Officer. In connection with his election, we granted Mr. Cozzi 260,000 shares of our restricted stock, stock options to purchase 300,000 shares of common stock and 500,000 LTIP Units in our Operating Partnership. The restricted stock award will vest in three annual installments of 86,666 shares, 86,666 shares and 86,668 shares beginning on December 31, 2009, subject to certain conditions. The options have an exercise price of $0.80 per share and will vest in three equal annual installments beginning on December 31, 2009. The LTIP Units granted to Mr. Cozzi shall vest on December 31, 2011 or earlier, subject to certain conditions.

        Mr. Cozzi also entered into a severance agreement with us pursuant to which he will be entitled to receive certain benefits upon the termination of his employment with the Manager. The severance agreement provides for an original term that will terminate on December 31, 2011, with one automatic one-year extension and subsequent automatic six-month extensions, unless either party gives the other party at least three-months written notice that the agreement is not to be extended. Pursuant to the Severance Agreement, if Mr. Cozzi's employment with the Manager is terminated by the Manager without "Cause" or by Mr. Cozzi with "Good Reason" (as such terms are defined in Mr. Cozzi's employment agreement with the Manager as in effect from time to time), Mr. Cozzi will be credited with 12 months of additional vesting under all equity awards granted to him by the Company, other than the LTIP Units granted in connection with the Severance Agreement. In addition, if Mr. Cozzi's employment with the Manager is terminated due to his death or disability, he will be credited with 12 months of additional vesting under all equity awards granted to him by the Company, other than the LTIP Units granted in connection with the Severance Agreement. However, if Mr. Cozzi is terminated by the Manager for "Cause" or if he voluntarily terminates his employment with the Manager without "Good Reason", all of the equity awards previously granted to him that have not yet vested, including our restricted stock and options to purchase our common stock, will be forfeited.

        Timothy J. O'Connor.    On November 13, 2008, we elected Mr. O'Connor as our President. In connection with his election, we granted Mr. O'Connor 130,000 shares of our restricted stock and 150,000 LTIP Units in our Operating Partnership. The restricted stock award will vest in three annual installments of 43,332 shares, 43,334 shares and 43,334 shares beginning on December 31, 2009, subject to certain conditions. The LTIP Units granted to Mr. Cozzi shall vest on December 31, 2011 or earlier, subject to certain conditions.

        Furthermore, Mr. O'Connor entered into a severance agreement with us pursuant to which he will be entitled to receive certain benefits upon the termination of his employment with the Manager. Pursuant to the severance agreement, if Mr. O'Connor's employment with the Manager is terminated by the Manager without "Cause" or by Mr. O'Connor with "Good Reason" (as such terms are defined in Mr. O'Connor's employment agreement with the Manager as in effect from time to time), Mr. O'Connor will be credited with 12 months of additional vesting under all equity awards granted to him by the Company, other than the LTIP Units granted in connection with the Severance Agreement. In addition, if Mr. O'Connor's employment with the Manager is terminated due to his death or disability, he will be credited with 12 months of additional vesting under all equity awards granted to him by the Company, other than the LTIP Units granted in connection with the Severance Agreement. However, if Mr. O'Connor is terminated by the Manager for "Cause" or if he voluntarily terminates his employment with the Manager without "Good Reason", all of the equity awards previously granted to him that have not yet vested, including our restricted stock and options to purchase our common stock, will be forfeited. The severance agreement is scheduled to terminate on December 31, 2011, provided that this termination date will be automatically extended for successive one-year periods unless either party gives at least three months' prior written notice of non-renewal.

        John B. Roche.    Mr. Roche was a consultant to us from February 2008 to April 16, 2008 when he was named our Chief Financial Officer. In connection with his election, we granted Mr. Roche 60,000 shares of our restricted stock and options to purchase 50,000 shares of our common stock. The restricted stock award will vest in three annual installments of 16,250 shares, 16,250 shares and 27,500 shares beginning on April 16, 2009, subject to certain conditions. The options have an exercise price of $18.98 per share. Mr. Roche resigned as our Chief Financial Officer effective April 24, 2009.

        Mr. Roche had entered into a severance agreement with us pursuant to which he will be entitled to receive certain benefits upon the termination of his employment with the Manager. The severance agreement provided for an original term of three years with one automatic one-year extension and subsequent automatic six-month extensions, unless either party gives the other party at least three-months written notice that the agreement is not to be extended. Pursuant to the severance agreement, if Mr. Roche's employment with the Manager is terminated by the Manager without "Cause" or by Mr. Roche with "Good Reason" (as such terms are defined in Mr. Roche's employment agreement with the Manager as in effect from time to time), Mr. Roche would be credited with 12 months of additional vesting under all equity awards granted to him by us, other than those made under outperformance plans. In addition, if Mr. Roche's employment with the Manager is terminated due to his death or disability, he would be credited with 12 months of additional vesting under all equity awards granted to him by us, other than those made under outperformance plans. However, if Mr. Roche is terminated by the Manager for "Cause" or if he voluntarily terminates his employment with the Manager without "Good Reason", all of the equity awards previously granted to him that have not yet vested, including our restricted stock and options to purchase our common stock, would be forfeited.

        Notwithstanding the foregoing, Mr. Roche entered into a separation agreement with the Manager pursuant to which he agreed to voluntarily terminate his employment with the Manager on or about April 30, 2009. Mr. Roche resigned as our Chief Financial Officer effective April 24, 2009. In connection with his resignation, Mr. Roche received a one-time bonus payment of $250,000. Additionally, 11,250 shares of restricted stock previously granted to him vested on April 15, 2009. All of Mr. Roche's other issued but unvested restricted stock and unvested options that have been forfeited.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2008, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,691,336	$18.09	1,733,606
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,691,336	$18.09	1,733,606

(1)
Includes information related to our Amended and Restated 2004 Equity Incentive Plan.

Equity Incentive Plan

        At the July 2004 meeting of our Board of Directors, our Board of Directors adopted, and our stockholders ratified, a long-term, ten-year compensation program, which was later amended and restated, for certain co-leased employees, directors, officers, advisors, consultants and other personnel, including the Manager and employees of the Manager and SL Green Realty Corp., and any of our joint venture affiliates or those of SL Green Realty Corp. Of the options or stock that have not been granted at the time of the initial public offering, our Compensation Committee shall have the right to make such awards in the form of equity incentive compensation on such terms as our Compensation Committee may deem appropriate. Our Compensation Committee has the authority to administer and interpret our Amended and Restated 2004 Equity Incentive Plan, to authorize the granting of awards, to determine the eligibility of certain co-leased employees, directors, officers, advisors, consultants and other personnel, including the Manager and employees of the Manager and SL Green Realty Corp., and any of our joint venture affiliates or those of SL Green Realty Corp. to receive an award, to determine the number of shares of common stock to be converted by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our Compensation Committee, in its discretion, may delegate to our Chief Executive Officer all or part of the Committee's authority and duties with respect to awards; provided, however, that we may not delegate its authority and duties with respect to awards that have been, or will be, granted to our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Credit Officer or President or any Executive Vice President.

        Subject to adjustment upon certain corporate transactions or events, up to a maximum of 6,250,000 shares, but not more than 10% of the common stock outstanding at the time of the grant, may be subject to stock options, restricted stock, phantom stock and dividend equivalent rights under our Amended and Restated 2004 Equity Incentive Plan. The maximum number of shares of common stock that may underlie awards, other than options, to any eligible person in any one year, shall not exceed 200,000, to the extent such awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, or 800,000, to the extent such awards are not intended to qualify as performance-based compensation under Section 162(m) of the Code. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive options for more than

300,000 shares of our common stock in one year. Any common stock withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under our Amended and Restated 2004 Equity Incentive Plan. If an option or other award granted under our Amended and Restated 2004 Equity Incentive Plan expires or terminates, the common stock subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless our Amended and Restated 2004 Equity Incentive Plan is previously terminated by our Board of Directors, no new award may be granted under our Amended and Restated 2004 Equity Incentive Plan after the tenth anniversary of the date that such plan was initially approved by our Board of Directors. No award may be granted under our Amended and Restated 2004 Equity Incentive Plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of our outstanding common stock. At December 31, 2008, approximately 1,733,606 shares of common stock were available for issuance under our Amended and Restated 2004 Equity Incentive Plan.

Outperformance Plan

        In June 2005, our Compensation Committee approved a long-term incentive compensation program, our 2005 Outperformance Plan. Participants in our 2005 Outperformance Plan, were to share in a "performance pool" if our total return to stockholders for the period from June 1, 2005 through May 31, 2008 exceeded a cumulative total return to stockholders of 30% during the measurement period over a base share price of $20.21 per share. The size of the pool was to be 10% of the outperformance amount in excess of the 30% benchmark, subject to a maximum limit equal to the lesser of 4% of our outstanding shares and units of limited partnership interest as of the end of the performance period, or 1,200,000 shares. If our total return to stockholders from June 1, 2005 to any subsequent date exceeded 80% and remained at that level or higher for 30 consecutive days, then a minimum performance pool would have been established. In the event the potential performance pool reached the maximum dilution cap before May 31, 2008 and remained at that level or higher for 30 consecutive days, the performance period was to end early and the pool was to be formed on the last day of such 30-day period. Each participant's award under our 2005 Outperformance Plan was to be designated as a specified percentage of the aggregate performance pool to be allocated to such participant assuming the 30% benchmark was achieved. Individual awards under our 2005 Outperformance Plan were to be made in the form of LTIP Units, that may ultimately become exchangeable for shares of our common stock or cash, at our election. Under our 2005 Outperformance Plan, LTIP Units would be granted and additional LTIP Units may be granted in the future prior to the determination of the performance pool; however, they were only to vest upon satisfaction of performance and other thresholds, and were not entitled to distributions until after the performance pool, or minimum performance pool, was established. Our 2005 Outperformance Plan provided that if a pool was established, each participant would also be entitled to the distributions that would have been paid on the number of LTIP Units earned, had they been issued at the beginning of the performance period. Those distributions were to be paid in the form of additional LTIP Units. Once a performance pool had been established, the earned LTIP Units were to receive regular quarterly distributions on a per unit basis equal to the dividends per share paid on our common stock, whether or not they were vested. Any LTIP Units not earned upon the establishment of the performance pool were to be automatically forfeited, and the LTIP Units that were to be earned would be subject to time-based vesting, with 50% of the LTIP Units earned vesting in May 2009 and the balance vesting one year later based on continued employment with the Manager or SL Green Realty Corp. As of the conclusion of the performance period ended May 31, 2008, we did not meet the required 30% benchmark level for TRS, and consequently no awards were earned under our 2005 Outperformance Plan and our 2005 Outperformance Plan expired as of that date.

Compensation Committee Interlocks and Insider Participation

        There are no Compensation Committee interlocks and none of our employees participate on our Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock, as of April 24, 2009, for (1) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock based on the Schedule 13D, Schedule 13G, or any amendments thereto, filed with the SEC, (2) each of our directors and nominees for director, (3) each of our named executive officers who is not a director and (4) our directors, nominees for director and executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.

        In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns beneficially or of record;

  •
  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days) after April 24, 2009.

        Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Name**	Amount And Nature of Beneficial Ownership of Common Stock		Percent of Total(1)
SL Green Realty Corp. and SL Green Operating Partnership, L.P.	6,219,370	(2)	12.50%
Stephen L. Green	156,000	(3)	*
Roger M. Cozzi(4)	260,000		*
Timothy J. O'Connor(4)	130,000		*
Robert R. Foley(5)	219,675	(6)	*
John B. Roche(7)	12,250		*
Marc Holliday(4)	281,666	(8)	*
Andrew Mathias(4)	229,666	(9)	*
Gregory F. Hughes(4)	126, 637	(10)	*
Allan J. Baum	73,117	(11)	*
Jeffrey E. Kelter	82,128	(12)	*
Paul J. Konigsberg	72,962	(13)	*
Charles S. Laven	70,488	(14)	*
All Directors and Executive Officers as a Group (10 Persons)	1,066,037		2.1%
Morgan Stanley.	3,850,841	(15)	7.51%
The Vanguard Group, Inc	3,192,546	(16)	6.18%
Janus Capital Management LLC.	3,023,503	(17)	5.90%

*
Less than 1% of class.

**
Unless otherwise indicated, the business address is 420 Lexington Avenue, New York, New York 10170-1881.

(1)
As of April 24, 2009, 49,920,469 shares of common stock were outstanding.

(2)
Based solely on information contained in Schedule 13G/A filed jointly by SL Green Realty Corp. and SL Green Operating Partnership, L.P. on February 5, 2009. SL Green Realty Corp. and SL Green Operating Partnership, L.P. have shared voting and dispositive power over 6,219,370 shares of common stock.

(3)
Includes 50,000 shares of common stock issuable upon exercise of options.

(4)
On October 27, 2008, Mr. Holliday resigned as our Chief Executive Officer, Mr. Mathias resigned as our Chief Investment Officer and Mr. Hughes resigned as our Chief Credit Officer. On October 28, 2008, Mr. Holliday resigned as our President. In connection with the Internalization, their remaining unvested restricted stock and options were vested on April 24, 2009. See "—Potential Payments Upon Termination or Change of Control—Former Executive Officers." In connection with Mr. Holliday's resignation, Mr. Cozzi was elected as our new Chief Executive Officer on October 27, 2008 and as our new President on October 28, 2008. On November 13, 2008, Mr. Cozzi resigned as our President and in connection therewith, Mr. O'Connor was appointed as our new President. Mr. Cozzi remained as our Chief Executive Officer.

(5)
On April 16, 2008, in connection with Mr. Hugh Hall's resignation as our Chief Operating Officer, Mr. Foley was elected as our Chief Operating Officer and Mr. Roche was elected as our Chief Financial Officer.

(6)
Includes 108,333 shares of common stock issuable upon exercise of options.

(7)
Mr. Roche resigned as our Chief Financial Officer effective April 24 2009. In connection with his resignation, Mr. Roche forfeited certain restricted stock and options awards. See "—Potential Payments Upon Termination or Change of Control—Former Executive Officers." Mr. Clark was elected as our Chief Financial Officer effective April 24, 2009. Mr. Clark beneficially owned 1,667 shares of our common stock as of April 24, 2009.

(8)
Includes 106,258 shares of common stock issuable upon exercise of options.

(9)
Includes 91,851 shares of common stock issuable upon exercise of options.

(10)
Includes 66,637 shares of common stock issuable upon exercise of options.

(11)
Includes 22,500 shares of common stock issuable upon exercise of options and 48,116.97 phantom units.

(12)
Includes 22,500 shares of common stock issuable upon exercise of options and 57,127.33 phantom units.

(13)
Includes 22,500 shares of common stock issuable upon exercise of options and 47,961.90 phantom units.

(14)
Includes 22,500 shares of common stock issuable upon exercise of options and 45,487.69 phantom units.

(15)
The business address for this stockholder is 1585 Broadway, New York, NY 10036. Based solely on information contained in Schedule 13D/A filed jointly by Morgan Stanley, SSF III Gemini, LP, SSF III Gemini GP, LLC, Morgan Stanley Real Estate Special Situation Fund III, L.P., Morgan Stanley Real Estate Special Situation III-GP, L.L.C., MSRESS III Manager, L.L.C. and MSRESS III, Inc. (collectively, "Morgan Stanley") on September 29, 2008. Morgan Stanley has shared voting and dispositive power over 3,850,841 shares of common stock.

(16)
The business address for this stockholder is 100 Vanguard Blvd., Malvern, PA 19355. Based solely on information contained in Schedule 13G filed jointly The Vanguard Group, Inc. and Vanguard Fiduciary Trust Company (collectively, "Vanguard") on February 13, 2009. Vanguard Fiduciary Trust Company has sole voting power over 53,921 shares of common stock and Vanguard has shared dispositive power over 3,192,546 shares of common stock.

(17)
The business address for this stockholder is 151 Detroit Street, Denver, CO 80206. Based solely on information contained in Schedule 13G filed by this stockholder on February 17, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were filed on a timely basis in 2008, except that Allan J. Baum, Jeffrey E. Kelter, Paul J. Konigsberg and Charles S. Laven, our directors, each did not timely file one Form 4 to report a transaction, and SL Green Realty Corp. and its affiliates, a stockholder who owns more than 10% of our common stock, did not timely file one Form 4 to report a transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

        It is the policy of our Board of Directors that all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding stock)) shall be subject to approval or ratification in accordance with the following procedures.

        Our Nominating and Corporate Governance Committee shall review the material facts of all related party transactions that require its approval and either approve or disapprove of the entry into the related party transaction, subject to some exceptions. If advance approval of a related party transaction is not feasible, then the related party transaction shall be considered and, if our Nominating and Corporate Governance Committee determines it to be appropriate, ratified at the next regularly scheduled meeting of our Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

        No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the related party transaction to our Nominating and Corporate Governance Committee.

        If a related party transaction will be ongoing, our Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, our Nominating and Corporate Governance Committee, on at least an annual basis, shall review and assess ongoing relationships with the related party to see that they are in compliance with our Nominating and Corporate Governance Committee's guidelines and that the related party transaction remains appropriate.

        All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

        For the avoidance of doubt, any fees paid by us to the Manager under the applicable agreements for the periods set forth below were paid to the Manager when it was a wholly-owned subsidiary of SL Green Realty Corp.

Internalization

        On April 24, 2009, in connection with the Internalization, we and our Operating Partnership entered into that certain securities transfer agreement with SL Green Operating Partnership, L.P., GKK Manager Member Corp. and SL Green Realty Corp. pursuant to which (i) SL Green Operating Partnership, L.P. and GKK Manager Member Corp. agreed to transfer to our Operating Partnership membership interests in the Manager and (ii) SL Green Operating Partnership, L.P. agreed to transfer to our Operating Partnership its Class B limited partner interests in our Operating Partnership, in exchange for certain de minimis cash consideration. The securities transfer agreement contains standard representations, warranties, covenants and indemnities. We and our Operating Partnership also agreed to pay SL Green Operating Partnership, L.P., following the Internalization, an amount equal to the distributions, if any, that would have been due on the Class B limited partner interests owned by the Manager and SL Green Operating Partnership, L.P. for the first quarter of 2009, subject to certain conditions.

        Concurrently with the execution of the securities transfer agreement, we also entered into that certain special rights agreement with SL Green Operating Partnership, L.P. and SL Green Realty Corp.

(collectively, "SL Green") pursuant to which SL Green agreed to provide us certain management information systems services from April 24, 2009 through the date that is 90 days thereafter and we agreed to pay SL Green Operating Partnership, L.P. a monthly cash fee of $25,000 in connection therewith. We also agreed to use its best efforts to operate as a REIT during each taxable year and to cause our tax counsel to provide legal opinions to SL Green Realty Corp. relating to our REIT status. Other than with respect to the transitional services provisions of the special rights agreement as set forth therein, the special rights agreement will terminate when SL Green Operating Partnership, L.P. ceases to own at least 7.5% of the shares of our common stock.

        We refer to this transaction as the Internalization throughout this proxy statement.

Management Agreement

        In connection with our initial public offering, we entered into a management agreement with the Manager, which was subsequently amended and restated in April 2006. The management agreement was further amended in September 2007, and amended and restated in October 2008, and was subsequently terminated in connection with the Internalization. Prior to the Internalization, the management agreement provided for a term through December 2009 with automatic one-year extension options and was subject to certain termination rights. We paid the Manager an annual management fee equal to 1.75% of our gross stockholders equity (as defined in the management agreement) inclusive of our trust preferred securities. In October 2008, we entered into the second amended and restated management agreement with the Manager which generally contained the same terms and conditions as the amended and restated management agreement, except for the following material changes: (1) reduced the annual base management fee to 1.50% of our gross stockholders equity; (2) reduced the termination fee to an amount equal to the management fee earned by the Manager during the 12 months preceding the termination date; and (3) commencing July 2008, all fees in connection with collateral management agreements were to be remitted by the Manager to us. We incurred expense to the Manager under the management agreement of an aggregate of approximately $21,058,000, $13,135,000 and $10,147,000 for the years ended December 31 2008, 2007 and 2006, respectively.

        Prior to the Internalization, to provide an incentive to enhance the value of our common stock, the holders of the Class B limited partner interests of our Operating Partnership were entitled to an incentive return equal to 25% of the amount by which FFO plus certain accounting gains and losses (as defined in the partnership agreement of our Operating Partnership) exceed the product of the weighted average stockholders equity (as defined in the partnership agreement of our Operating Partnership) multiplied by 9.5% (divided by four to adjust for quarterly calculations). We recorded any distributions on the Class B limited partner interests as an incentive distribution expense in the period when earned and when payments of such amounts had become probable and reasonably estimable in accordance with the partnership agreement. In October 2008, we entered into a letter agreement with the Class B limited partners to waive the incentive distribution that would have otherwise been earned for the period July 1, 2008 through December 31, 2008 and provided that starting January 1, 2009, the incentive distribution was to be paid, at our option, in cash or shares of common stock. In December 2008, we entered into a letter agreement with the Manager and SL Green Realty Corp. pursuant to which the Manager agreed to pay $2,750,000 in cash and SL Green Realty Corp. transferred 1,900,000 shares of our common stock to us, in full satisfaction of all potential obligations that the holders of the Class B limited partner interests may have had to our Operating Partnership, and our Operating Partnership may have had to the holders, each in accordance with the amended operating partnership agreement of our Operating Partnership, in respect of the recalculation of the distribution amount to the holders at the end of the 2008 calendar year. The cash portion of the letter agreement was recorded as a reduction in incentive distribution. We incurred approximately $2,350,000, $32,235,000 and $7,609,000 in incentive distributions with respect to such Class B limited partner interests for the years ended December 31, 2008, 2007 and 2006, respectively. In connection with the Internalization, our Operating Partnership redeemed all of the outstanding Class B limited partner interests.

Asset Servicing Agreement and Outsource Agreement

        Prior to the Internalization, we were obligated to reimburse the Manager for its costs incurred under an asset servicing agreement between the Manager and an affiliate of SL Green and a separate outsource agreement between the Manager and SL Green Operating Partnership, L.P. The asset servicing agreement, which was amended and restated in April 2006, provided for an annual fee payable to SL Green Operating Partnership, L.P. by us of 0.05% of the book value of all credit tenant lease assets and non-investment grade bonds and 0.15% of the book value of all other assets. The asset servicing fee could be reduced by SL Green Operating Partnership, L.P. for fees paid directly to outside servicers by us. The outsource agreement provided for an annual fee payable by us, which became $2,814 per year subsequent to the closing of the American Financial merger to reflect higher costs resulting from the increased size and number of assets of the combined company, increasing 3% annually over the prior year on the anniversary date of the outsource agreement in August of each year. For the years ended December 31, 2008, 2007 and 2006, we realized expense of approximately $1,721,000, $1,343,000 and $1,304,000, respectively, to the Manager under the outsource agreement. For the years ended December 31, 2008, 2007 and 2006, we realized expense of approximately $4,022,000, $3,564,000 and $2,349,000, respectively, to the Manager under the asset servicing agreement. In October 2008, the outsource agreement was terminated and the asset servicing agreement was replaced with that certain interim asset servicing agreement between the Manager and an affiliate of SL Green Realty Corp., pursuant to which we were obligated to reimburse the Manager for its costs incurred thereunder from October 2008 until April 24, 2009 when such agreement was terminated in connection with the Internalization. Pursuant to that agreement, the SL Green Realty Corp. affiliate acted as the rated special servicer to our collateralized debt obligations, or CDOs, for a fee equal to two basis points per year on the carrying value of the specially serviced loans assigned to it. Concurrent with the Internalization, the Manager entered into a special servicing agreement with an affiliate of SL Green Realty Corp. pursuant to which the SL Green Realty Corp. affiliate agreed to act as the rated special servicer to our CDOs for a period beginning on April 24, 2009 through the date that is the earlier of (i) 60 days thereafter and (ii) a date on which a new special servicing agreement is entered into between the Manager and a rated third-party special servicer. The SL Green Realty Corp. affiliate will be entitled to a servicing fee equal to (i) 25 basis points per year on the outstanding principal balance of assets with respect to certain specially serviced assets and (ii) two basis points per year on the outstanding principal balance of assets with respect to certain other assets.

Services Agreement

        On October 27, 2008, we entered into a services agreement, or the Services Agreement, with SL Green Realty Corp. and SL Green Operating Partnership, L.P., which was subsequently terminated in connection with the Internalization. Pursuant to the Services Agreement, SL Green agreed to provide consulting and other services to us. SL Green agreed to make Marc Holliday, Andrew Mathias and David Schonbraun available in connection with the provision of the services until the earliest of (i) September 30, 2009, (ii) the termination of the management agreement or (iii) with respect to a particular executive, the termination of any such executive's employment with SL Green Realty Corp. In consideration for the consulting services, we agreed to pay a fee to SL Green of $200,000 per month, payable, at our option, in cash or, if permissible under applicable law or the requirements of the exchange on which the shares of our common stock trade, shares of our common stock. SL Green also agreed to provide us with certain other services described in the Services Agreement for a fee of $100,000 per month in cash and for a period terminating at the earlier of (i) three months after the date of the Services Agreement, subject to a one-time 30-day extension or (ii) the termination of the management agreement. By a separate agreement and for a separate fee, SL Green agreed to perform special servicer activities for us through one of its rated special servicing affiliates for a period beginning on April 24, 2009 through the date that is the earlier of (i) 60 days thereafter or (ii) a date on which a new special servicing agreement is entered into between the Manager and a rated third-party special servicer.

Collateral Management Agreements

        Our CDOs were closed in July 2005, August 2006 and August 2007. The CDO that closed in 2005 was issued through two indirect subsidiaries, Gramercy Real Estate CDO 2005-1 Ltd., or the 2005 Issuer, and Gramercy Real Estate CDO 2005-1 LLC, or the 2005 Co-Issuer. The CDO that closed in 2006 was also issued through two indirect subsidiaries, Gramercy Real Estate CDO 2006-1 Ltd., or the 2006 Issuer, and Gramercy Real Estate CDO 2006-1 LLC, or the 2006 Co-Issuer. The CDO that closed in 2007 was also issued through two indirect subsidiaries, Gramercy Real Estate CDO 2007-1 LTD., or the 2007 Issuer, and Gramercy Real Estate CDO 2007-1 LLC, or the 2007 Co-Issuer. The 2005 Issuer, 2006 Issuer, 2007 Issuer, 2005 Co-Issuer, 2006 Co-Issuer, and 2007 Co-Issuer are subsidiaries of our private REITs, Gramercy Investment Trust and Gramercy Investment Trust II. Our Operating Partnership holds all shares of common stock and controls all of the management and operations of the private REITs. At December 31, 2008, the private REITs and all subsidiaries of the private REITs were consolidated into our financial results. The Internalization does not affect the existing collateral managements agreements with respect to our CDOs nor the Manager's status as the collateral manager thereunder.

        In connection with the closing of our first CDO in July 2005, the 2005 Issuer, entered into a collateral management agreement with the Manager. Pursuant to the collateral management agreement, the Manager has agreed to provide certain advisory and administrative services in relation to the collateral debt securities and other eligible investments securing the CDO notes. The collateral management agreement provides for a senior collateral management fee, payable quarterly in accordance with the priority of payments as set forth in the indenture, equal to 0.15% per annum of the net outstanding portfolio balance, and a subordinate collateral management fee, payable quarterly in accordance with the priority of payments as set forth in the indenture, equal to 0.25% per annum of the net outstanding portfolio balance. Net outstanding portfolio balance is the sum of the (i) aggregate principal balance of the collateral debt securities, excluding defaulted securities, (ii) aggregate principal balance of all principal proceeds held as cash and eligible investments in certain accounts, and (iii) with respect to the defaulted securities, the calculation amount of such defaulted securities. Prior to the Internalization, as compensation for the performance of its obligations as collateral manager under the first CDO, our Board of Directors allocated to the Manager the subordinate collateral management fee paid on the CDO securities not held by us. In October 2008, pursuant to the second amended and restated management agreement, the Manager, commencing July 1, 2008, agreed to remit this amount to us. At December 31, 2008 and December 31, 2007, we owned all of the non-investment grade bonds, preferred equity and equity in both CDOs. Prior to the Internalization, the senior collateral management fee and balance of the subordinate collateral management fee was allocated to us. For the years ended December 31, 2008, 2007 and 2006, we realized expense of approximately $1,024,000, $2,054,000 and $2,065,000, respectively, to the Manager under such collateral management agreement.

        Prior to the Internalization, fees payable in connection with CDOs or other securitization vehicles, except for the 2005 CDO, were governed by the management agreement. Pursuant to the management agreement, if a collateral manager is retained as part of the formation of a CDO or other securitization vehicle, the Manager or an affiliate will be the collateral manager and will receive the following fees: (i) 0.25% per annum of the principal amount outstanding of bonds issued by a managed transitional CDO that are owned by third-party investors unaffiliated with us or the Manager, which CDO is structured to own loans secured by transitional properties, (ii) 0.15% per annum of the book value of the principal amount outstanding of bonds issued by a managed non-transitional CDO that are owned by third-party investors unaffiliated with us or the Manager, which CDOs structured to own loans secured by non-transitional properties, (iii) 0.10% per annum of the principal amount outstanding of bonds issued by a static CDO that are owned by third party investors unaffiliated with us or the Manager, which CDO is structured to own non-investment grade bonds, and (iv) 0.05% per annum of the principal amount outstanding of bonds issued by a static CDO that are owned by third-party investors unaffiliated with us or the Manager, which CDO is structured to own investment grade bonds. For the purposes of the management agreement, a "managed transitional" CDO means a CDO that is actively managed, has a reinvestment period and is structured to own debt collateral secured primarily by non-stabilized real estate assets that are expected to experience substantial net operating income growth, and a "managed non-transitional" CDO means a CDO that is actively managed, has a reinvestment period and is structured to own debt collateral secured primarily by stabilized real estate assets that are not expected to experience substantial net operating income growth. Both "managed transitional" and "managed non-transitional" CDOs may at any given time during the reinvestment period of the respective vehicles invest in and own non-debt collateral (in limited quantity) as defined by the respective indentures. If any fees are paid to the collateral manager in excess of the fee structure provided for above, such fees are paid to us. In October 2008, pursuant to the second amended and restated management agreement, the Manager, commencing July 1, 2008, agreed to remit this amount to us. For the years ended December 31, 2008, 2007 and 2006, we realized expense of approximately $1,142,000, $2,291,000 and $803,000, respectively, to the Manager under this agreement. With respect to the CDO which closed in August, 2007, we realized expense to the Manager of $432,000 and $284,000 for the years ended December 31, 2008 and 2007, respectively.

        In connection with the Internalization, the management agreement was terminated and the fees payable in connection with our 2006 and 2007 CDOs will be governed by their respective collateral management agreements. The collateral management agreement for our 2006 CDO provides for a senior collateral management fee, payable quarterly in accordance with the priority of payments as set forth in the indenture, equal to 0.15% per annum of the net outstanding portfolio balance, and a subordinate collateral management fee, payable quarterly in accordance with the priority of payments as set forth in the indenture, equal to 0.25% per annum of the net outstanding portfolio balance. Net outstanding portfolio balance is the sum of the (i) aggregate principal balance of the collateral debt securities, excluding defaulted securities, (ii) aggregate principal balance of all principal proceeds held as cash and eligible investments in certain accounts, and (iii) with respect to the defaulted securities, the calculation amount of such defaulted securities. The collateral management agreement for our 2007 CDO provides for a senior collateral management fee, payable quarterly in accordance with the priority of payments as set forth in the indenture, equal to (i) 0.05% per annum of the aggregate principal balance of the CMBS securities, (ii) 0.10% per annum of the aggregate principal balance of loans, preferred equity securities, cash and certain defaulted securities, and (iii) a subordinate collateral management fee, payable quarterly in accordance with the priority of payments as set forth in the indenture, equal to 0.15% per annum of the aggregate principal balance of the loans, preferred equity securities, cash and certain defaulted securities.

One Madison Avenue

        In April 2005, we closed on a $57,503,000 initial investment in a joint venture with SL Green Realty Corp. to acquire, own and operate the South Building located at One Madison Avenue, New York, New York. The joint venture, which was owned 45% by a wholly-owned subsidiary of us and 55% by a wholly-owned subsidiary of SL Green Realty Corp. was created to acquire, own and operate the South Building. The joint venture interests were pari-passu. The joint venture completed the acquisition of the South Building from Metropolitan Life Insurance Company for the purchase price of approximately $802,800,000 plus closing costs, financed in part through a $690,000,000 first mortgage loan on the South Building. The South Building comprised approximately 1.2 million square feet and was almost entirely net leased to Credit Suisse Securities (USA) LLC ("CS") pursuant to a lease with a

15-year remaining term. In August 2007, we sold our entire investment in the joint venture to SL Green Realty Corp. for approximately $147,000,000 and realized a gain of $92,235,000. In August 2007, an affiliate of SL Green Realty Corp. loaned approximately $147,000,000 to our Operating Partnership. This loan was to be repaid with interest at an annual rate of 5.80% on the earlier of September 1, 2007 or the closing of the sale of our 45% interest in One Madison Avenue to SL Green Realty Corp. As a result of the sale of our interest in August 2007, the loan was repaid with interest on such date.

Leases

        Commencing in May 2005 we are party to a lease agreement with SLG Graybar Sublease LLC, an affiliate of SL Green Realty Corp., for our corporate offices at 420 Lexington Avenue, New York, New York. The lease is for approximately 7,300 square feet and carries a term of 10 years with rents of approximately $249,000 per annum for year one rising to $315,000 per annum in year 10. We lease approximately 5,200 additional square feet on a month-to-month basis for approximately $271,000 per annum. For the years ended December 31, 2008, 2007 and 2006, we paid approximately $423,000, $235,000 and $252,000 under this lease, respectively.

Messenger Services

        Bright Star Couriers LLC, or Bright Star, provides messenger services to us. Bright Star is owned by Gary Green, a son of Stephen L. Green, our Chairman. The aggregate amount of fees paid by us for such services was approximately $4,000 for the year ended December 31, 2008 and was less than $1,000 for each of the years ended December 31, 2007 and 2006.

SL Green Operating Partnership, L.P. and SL Green Realty Corp. Interests in Gramercy Investments

        In July 2005, we closed on the purchase from an SL Green Realty Corp. affiliate of a $40,000,000 mezzanine loan which bears interest at 11.20%. As part of that sale, the seller retained an interest-only participation. The mezzanine loan is secured by the equity interests in an office property in New York, New York. As of December 31, 2008 and December 31, 2007, the loan has a book value of approximately $39,520,000 and $39,711,000, respectively.

        In March 2006, we closed on the purchase of a $25,000,000 mezzanine loan, which bears interest at one-month LIBOR plus 8.00%, to a joint venture in which SL Green Realty Corp. is an equity holder. The mezzanine loan was repaid in full on May 8, 2006, when we originated a $90,287,000 whole loan, which bears interest at one-month LIBOR plus 2.75%, to the joint venture. The whole loan is secured by office and industrial properties in northern New Jersey and has a book value of approximately $90,595,000 and $90,389,000 as of December 31, 2008 and December 31, 2007, respectively.

        In June 2006, we closed on the acquisition of a 49.75% TIC interest in 55 Corporate Drive, located in Bridgewater, New Jersey with a 0.25% interest to be acquired in the future. The remaining 50% of the property is owned as a TIC interest by an affiliate of SL Green Operating Partnership, L.P. The property is comprised of three buildings totaling approximately 670,000 square feet which is 100% net leased to an entity whose obligations are guaranteed by Sanofi-Aventis Group through April 2023. The transaction was valued at $236,000,000 and was financed with a $190,000,000, 10-year, fixed-rate first mortgage loan. In January 2009, together with SL Green Realty Corp., we sold 100% of the respective interests in 55 Corporate.

        In August 2006, we acquired from a financial institution a 50% pari-passu interest in a $65,000,000 preferred equity investment secured by an office property in New York, New York. An affiliate of SL Green Realty Corp. simultaneously acquired and owns the other 50% pari-passu interest. The investment bears interest at a blended fixed rate of 10.52%.

        In December 2006, we acquired from a financial institution a pari-passu interest of $125,000,000 in a $200,000,000 mezzanine loan, which bears interest at 6.384% and is secured by a multi-family portfolio in New York, New York. An affiliate of SL Green Realty Corp. simultaneously acquired the remaining $75,000,000 pari-passu interest in the mezzanine loan. As of December 31, 2008 and December 31, 2007, the loan has a book value of approximately $118,703,000 and $108,034,000, respectively.

        In January 2007, we originated two mezzanine loans totaling $200,000,000. The $150,000,000 loan was secured by a pledge of cash flow distributions and partial equity interests in a portfolio of multi-family properties and bore interest at one-month LIBOR plus 6.00%. The $50,000,000 loan was initially secured by cash flow distributions and partial equity interests in an office property. On March 8, 2007, the $50,000,000 loan was increased by $31,000,000 when the existing mortgage loan on the property was defeased, upon which event our loan became secured by a first mortgage lien on the property and was reclassified as a whole loan. The whole loan currently bears interest at one-month LIBOR plus 6.00% for the initial funding and one-month LIBOR plus 1.00% for the subsequent funding. At closing, an affiliate of SL Green Realty Corp. acquired from us and held a 15.15% pari-passu interest in the mezzanine loan and the whole loan. As of December 31, 2008 and December 31, 2007, our interest in the whole loan had a carrying value of approximately $66,707,000 and $65,033,000, respectively. The investment in the mezzanine loan was repaid in full in September 2007.

        In March 2007, we closed on the acquisition of a $62,500,000 pari-passu interest in one tranche of a multiple-level mezzanine structure primarily secured by pledges of equity and rights to cash distributions, which was used to fund the acquisition of a large office portfolio. The investment bears interest at one-month LIBOR plus 2.85%. At closing, an affiliate of SL Green Realty Corp. simultaneously acquired a $62,500,000 pari-passu interest in the same tranche of the mezzanine structure. The investment was repaid in full in May 2007.

        In April 2007, we purchased for $103,200,000 a 45% TIC interest to acquire the fee interest in a parcel of land located at 2 Herald Square, located along 34th Street in New York, New York. The acquisition was financed with a $86,063,000 10-year fixed rate mortgage loan. The property is subject to a long-term ground lease with an unaffiliated third party for a term of 70 years. The remaining TIC interest is owned by a wholly-owned subsidiary of SL Green Realty Corp. The TIC interests are pari-passu. As of December 31, 2008 and December 31, 2007, the investment had a carrying value of approximately $26,118,000 and $20,390,000, respectively. We recorded our pro rata share of net income of approximately $5,228,000 and $3,105,000 for the years ended December 31, 2008 and 2007, respectively.

        In July 2007, we purchased for $144,240,000 an investment in a 45% TIC interest to acquire a 79% fee interest and 21% leasehold interest in the fee position in a parcel of land located at 885 Third Avenue, on which is situated The Lipstick Building. The transaction was financed with a $120,443,000 10-year fixed rate mortgage loan. The property is subject to a 70-year leasehold ground lease with an unaffiliated third party. The remaining TIC interest is owned by a wholly-owned subsidiary of SL Green Realty Corp. The TIC interests are pari-passu. As of December 31, 2008 and December 31, 2007, the investment had a carrying value of approximately $37,070,000 and $28,332,000, respectively. We recorded our pro rata share of net income of approximately $6,292,000 and $2,480,000 for the years ended December 31, 2008 and 2007, respectively.

        Our agreements with SL Green Realty Corp. in connection with our commercial property investments in 885 Third Avenue and 2 Herald Square contain a buy-sell provision that can be triggered by us in the event we and SL Green Realty Corp. are unable to agree upon a major decision that would materially impair the value of the assets. Such major decisions involve the sale or refinancing of the assets, any extensions or modifications to the leases with the tenant therein or any material capital expenditures.

        In July 2007, we acquired for $71,871 a 100% fee interest in the property located at 292 Madison Avenue, New York, New York, purchased from SL Green Realty Corp. We entered into a 70-year ground lease with an unaffiliated third party which simultaneously purchased from SL Green Realty Corp. the Class B office building situated on the property. Our acquisition of the fee interest was financed with a $59,099,000 10-year fixed rate mortgage loan.

        In August 2007, we closed on the purchase from a financial institution of a $12,500,000 mezzanine loan on a substantially complete residential condominium project in the upper east side of Manhattan. The investment bore interest at the current pay rate of 11% over LIBOR, and a 19% look-back internal rate of return at maturity. At closing, an affiliate of SL Green Realty Corp. simultaneously acquired a $12,500,000 pari-passu interest in the same tranche of the capital structure. The loan matured in August 2008 and was retired by a negotiated payoff below par.

        In September 2007, we acquired a 50% interest in a $25,000,000 senior mezzanine loan from SL Green Realty Corp. Immediately thereafter we, along with SL Green Realty Corp., sold all of our interests in the loan to an unaffiliated third party. Additionally, we acquired from SL Green Realty Corp. a 100% interest in a $25,000,000 junior mezzanine loan associated with the same properties as the preceding senior mezzanine loan. Immediately thereafter we participated 50% of its interest in the loan back to SL Green Realty Corp. As of December 31, 2008 and December 31, 2007, the loan has a book value of approximately $11,925,000 and $11,917,000, respectively. In October 2007, we acquired a 50% pari-passu interest in $57,795,000 of two additional tranches in the senior mezzanine loan from an unaffiliated third party. At closing, an affiliate of SL Green Realty Corp. simultaneously acquired the other 50% pari-passu interest in the two tranches. As of December 31, 2008 and December 31, 2007, the loan has a book value of approximately $28,026,000 and $26,776,000, respectively.

        In September 2007, the Manager earned a $1,000,000 collateral selection fee payable by Nomura International plc. We purchased $18,000,000 of par bonds of the same securities to which the collateral selection fee was related and was earned. As part of the closing on the securities purchased, we collected and immediately remitted the fee due to the Manager.

        In November 2007, we acquired from a syndicate comprised of financial institutions a $25,000,000 interest in a $100,000,000 junior mezzanine investment secured by a hotel portfolio and franchise headquarters. An affiliate of SL Green Realty Corp. simultaneously acquired and owns another $25,000,000 interest in the investment. The investment was purchased at a discount and bears interest at an effective spread to one-month LIBOR of 9.50%. As of December 31, 2008 and December 31, 2007, the loan has a book value of approximately $22,656,000 and $22,238,000, respectively.

        In December 2007, we acquired a $52,000,000 interest in a senior mezzanine loan from a financial institution. Immediately thereafter we participated 50% of our interest in the loan to an affiliate of SL Green Realty Corp. The investment, which is secured by a retail property in New York, New York, was purchased at a discount and bears interest at an effective spread to one-month LIBOR of 5.00%. As of December 31, 2008 and December 31, 2007, the loan has a book value of approximately $24,599,000 and $23,141,000, respectively.

        In December 2007, we acquired a 50% interest in a $200,000,000 senior mezzanine loan from a financial institution. Immediately thereafter we participated 50% of our interest in the loan to an affiliate of SL Green Realty Corp. The investment was purchased at a discount and bears interest at an effective spread to one-month LIBOR of 6.50%. As of December 31, 2008 and December 31, 2007, the loan has a book value of approximately $46,488,000 and $44,739,000, respectively.

        In connection with the closing of the acquisition of American Financial, we, as part of a larger financing, received financing of $50,000,000 from SL Green Realty Corp. An affiliate of SL Green Realty Corp. was granted 644,787 shares of common stock for services rendered, subject to a one-year vesting period. These shares had a value of approximately $11,213,000 on the date of issuance.

        In August 2008, we closed on the purchase from an SL Green Realty Corp. affiliate of a $9,375,000 pari-passu participation interest in a $18,750,000 first mortgage. The loan is secured by a retail shopping center located in Staten Island, New York. The investment bears interest at a fixed rate of 6.50%. As of December 31, 2008, the loan has a book value of approximately $9,324,000.

        In September 2008, we closed on the purchase from an SL Green Realty Corp. affiliate of a $30,000,000 interest in a $135,000,000 mezzanine loan. The loan is secured by the borrower's interests in a retail condominium located New York, New York. The investment bears interest at an effective spread to one-month LIBOR of 10.00%. As of December 31, 2008, the loan has a book value of approximately $30,367,000.

Purchases of Common Stock

        In September 2005, we sold 3,833,333 shares of common stock, at a price of $25.80 per share, resulting in net proceeds of approximately $97,830,000. A total of 2,875,000 shares were sold through a public offering and an additional 958,333 shares were sold to SL Green Operating Partnership, L.P. pursuant to its contractual right to choose to maintain up to a 25% ownership interest in our outstanding shares of common stock. Net proceeds were used for loan acquisitions and originations, repayment of outstanding principal under a repurchase facility and general corporate purposes.

        In May 2006, we sold 3,000,000 shares of common stock, at a price of $26.75 per share, resulting in net proceeds of approximately $79,787,000. A total of 2,250,000 shares were sold through a public offering and an additional 750,000 shares were sold to SL Green Operating Partnership, L.P. pursuant to its contractual right to choose to maintain up to a 25% ownership interest in our outstanding shares of common stock. Net proceeds were used for loan acquisitions and originations, repayment of outstanding principal under a repurchase facility and general corporate purposes.

        In September 2007, we sold 4,825,000 shares of common stock, at a public offering price of $26.25 per share, resulting in net proceeds of approximately $124,451,000. A total of 3,618,750 shares were sold through a public offering and an additional 1,206,250 shares were sold directly to SL Green Operating Partnership, L.P. pursuant to its contractual right to choose to maintain up to a 25% ownership interest in our outstanding shares of common stock. After this offering, SL Green Operating Partnership, L.P. owned 7,624,583 shares of our common stock. Net proceeds were used to retire borrowings under our unsecured credit facility and to create additional funding capacity for opportunistic investments.

        In November 2007, we sold, through a private placement, 3,809,524 shares of common stock at a price of $26.25 per share to an affiliate of Morgan Stanley Real Estate Special Situations Fund III, a global diversified fund managed by Morgan Stanley Real Estate ("MS Affiliate"), raising gross proceeds of approximately $100,000,000. The shares were not registered under the Securities Act of 1933, as amended, or the Securities Act, or any state securities laws, and were sold in a private transaction under Regulation D of the Securities Act. Subsequent to this offering, SL Green Realty Corp.'s ownership percentage was approximately 22% of the outstanding shares of our common stock.

        In April 2008, we issued approximately 15,634,854 shares of common stock in connection with the American Financial acquisition. These shares had a value of approximately $378,672,000 on the date the merger agreement was executed. Also, as a result of the American Financial acquisition, an affiliate of SL Green Realty Corp. was granted 644,787 shares of common stock for services rendered, subject to an one-year vesting period. These shares had a value of approximately $11,213,000 on the date of issuance. Subsequent to issuance, SL Green Operating Partnership, L.P. owned approximately 15.8% of the outstanding shares of our common stock.

        In December 2008, we entered into a letter agreement with the Manager and SL Green Operating Partnership, L.P. pursuant to which the Manager agreed to pay $2,750,000 in cash and SL Green

Operating Partnership, L.P. transferred to us 1,900,000 shares of our common stock, in full satisfaction of all potential obligations that the holders of Class B limited partner interests may have in respect of the recalculation of the distribution amount to the Holders at the end of 2008 calendar year. The shares of common stock were cancelled upon receipt by us. Subsequent to the letter agreement, SL Green Operating Partnership L.P. owned approximately 12.5% of the outstanding shares of our common stock.

Registration Rights Agreement

        We entered into a Registration Rights Agreement with each of the purchasers in the private placement transaction mentioned above whereby we agreed to file a registration statement with the SEC no later than August 31, 2005, covering the shares we sold in the private placement. We entered into an Amended and Restated Registration Rights Agreement with SL Green Operating Partnership, L.P. whereby we agreed to file a registration statement with the SEC no later than August 31, 2005, covering the shares we sold in the private placement. On August 31, 2005, we filed a registration statement relating to such shares, which was declared effective by the SEC on September 16, 2005.

        On April 19, 2006, we also entered into a Second Amended and Restated Registration Rights Agreement with SL Green Operating Partnership, L.P. This Agreement was amended to reflect the rules adopted by the SEC effective December 1, 2005 and modified to limit to two the number of times per year that we or an underwriter of our securities is permitted, as holder of the registrable securities, to cause SL Green Operating Partnership, L.P. to delay any offer or sale of such registrable securities.

        On November 2, 2007, we entered into a Registration Rights Agreement with MS Affiliate pursuant to which we agreed, upon request from MS Affiliate, to file a registration statement with the SEC on or after June 2, 2008, covering the shares we sold in the private placement.

        On April 7, 2008, we entered into a Third Amended and Restated Registration Rights Agreement with SL Green Operating Partnership, L.P. This agreement was amended to reflect certain ministerial changes.

Origination Agreement

        We entered into an amended and restated origination agreement with SL Green on April 19, 2006, which was subsequently terminated in connection with the Internalization. Pursuant to the amended and restated origination agreement, SL Green and any of its subsidiaries agreed not to originate, acquire or participate in fixed income investments in the United States, subject to certain conditions and exclusions described below. Fixed income investments included debt obligations or interests in debt obligations bearing a fixed-rate of return and collateralized by real property or interests in real property. SL Green had also agreed not to acquire, originate or participate in preferred equity investments which bore a fixed rate of return in the United States, unless we had determined not to pursue that opportunity.

        Under the amended and restated origination agreement, SL Green had the following rights:

        (a)   to retain any fixed income investments and/or preferred equity investments it owned or committed to own as of April 19, 2006 and any fixed income investments and/or preferred equity investments owned or committed to be owned, as of the date of a business combination, change of control or other similar transaction, by companies that are acquired by SL Green or with respect to which SL Green engages in such a transaction; provided, however, that SL Green shall not acquire companies or businesses engaged primarily in Gramercy's primary business activities;

        (b)   to originate, acquire or participate in fixed income investments and/or preferred equity investments in connection with the sale, recapitalization or restructuring (however characterized) of any fixed income investment, preferred equity investment or interest in real property which SL Green owns at any given time;

        (c)   to originate, acquire or participate in fixed income and/or preferred equity investments that provide a rate of return tied to or measured by cash flow, appreciation or both of the underlying real property or interests in real property;

        (d)   to originate, acquire or participate in any distressed debt, where there is a payment default, an acceleration, bankruptcy or foreclosure, when a default is highly likely because the loan-to-value ratio is over 100% or when the debt service exceeds the available cash flow from the underlying collateral or of the borrower both on a current and projected basis; and

        (e)   to modify, amend, supplement, extend, refinance or restructure any portion of the investments in item (a), (b), (c) or (d) above, including, but not limited to, changes in principal, additional investment, rate of return, maturity or redemption date, lien priority, collateral, return priority, guarantor, and/or borrower.

  We had agreed that we would not:

  •
  acquire real property or interests in real property located in metropolitan New York and Washington, D.C., except by foreclosure or similar conveyance resulting from a fixed income investment and for properties acquired in the American Financial merger;

  •
  originate, acquire or participate in any investments described in (c) above or distressed debt, in each case where more than 75% of the value of the underlying collateral is real property or interests in real property located in metropolitan New York or Washington, D.C.; and

  •
  originate, acquire or participate in any investments described in item (b) or (d) above.

        We had also agreed that, when we acquired direct or indirect ownership interests in property in metropolitan New York or Washington D.C. by foreclosure or similar conveyance, SL Green would have the right to purchase the property at a price equal to our unpaid asset balance on the date we foreclosed or acquired the asset, plus unpaid interest at the last stated contract (non-default) rate and, to the extent payable by the borrower under the initial documentation evidencing the property, legal costs incurred by us directly related to the conveyance and the fee, if any, due upon the repayment or prepayment of the investment which is commonly referred to as an "exit fee" (but not including default interest, late charges, prepayment penalties, extension fees or other premiums of any kind) through the date of SL Green's purchase. We refer to this amount as "Par Value." If we sought to sell the asset and received a bona fide third party offer to acquire the asset for cash that we desired to accept, SL Green could purchase the asset at the lower of the Par Value or the third party's offer price. If the asset was not sold within one year, SL Green had the right to purchase the property at its appraised value. The appraised value would be determined as follows: we would select an appraiser and SL Green would select an appraiser, who would each appraise the property. These two appraisers jointly would select a third appraiser, who would then choose one of the two appraisals as the final appraised value. These rights could have made it more difficult to sell such assets because third parties may not have wanted to incur the expense and effort to bid on assets when they perceived that SL Green could acquire them at the lower of the same terms proposed by the third party or Par Value. As a result, we may not have received the same value on the sale of such assets as we might have received from an independent third party submitting an offer through a competitive bidding process.

        SL Green had a right of first offer to acquire any distressed debt which we decided to sell.

        If at any time SL Green planed to sell to a third party any fixed income investment or preferred equity investment, we would have the right to purchase the offered investment within ten business days on the terms and conditions offered by the third party. If SL Green was required to obtain any other party's consent in connection with the sale of any investment, our right of first offer would have been subject to such consent. If we chose not to exercise our right to purchase the offered investment, SL Green had the right to sell it to a third party within six months at not less than 99% of the price offered to us. If the investment was not sold within six months, it would again be subject to our right of first offer.

        Under the amended and restated origination agreement, we had agreed to sell to SL Green up to 25% of the shares sold in our initial public offering. We had also agreed that, during the term of this agreement, SL Green would have the right to purchase, up to 25% of the shares in any future offering of common stock, at the same price as other purchasers, in order to maintain its percentage ownership interest in us after our initial public offering. This right would also have applied to issuances of units in our Operating Partnership. At December 31, 2008, SL Green owned approximately 12.5% of the outstanding shares of our common stock.

        Under the amended and restated origination agreement, in the event the management agreement was terminated for cause by us or if neither SL Green nor any of its affiliates was the managing member of the Manager, then the non-compete provisions in the origination agreement would survive such termination for a period of one year with respect only to potential investments by us as to which the Manager had commenced due diligence.

OTHER MATTERS

Solicitation of Proxies

        We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of Morrow & Co. LLC at an aggregate estimated cost of $3,500 plus out-of-pocket expenses.

Stockholder Proposals

        Stockholder proposals intended to be presented at the 2010 annual meeting of stockholders must be received by our Secretary no later than January 8, 2010 in order to be considered for inclusion in our proxy statement relating to the 2010 meeting pursuant to Rule 14a-8 under the Exchange Act.

        For a proposal of a stockholder to be properly presented at the 2010 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, such proposal must be received at our principal executive offices after December 20, 2009 and on or before April 4, 2010, unless the 2010 annual meeting of stockholders is scheduled to take place before June 11, 2010 or after August 17, 2010. Our Bylaws currently provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in our Bylaws, to us at our principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the anniversary date, such nominations or proposals must be delivered to us not earlier than the 180th day prior to such meeting and not later than the later of the 75th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to stockholders. Any such proposal should be mailed to: Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attn: Robert R. Foley, Secretary.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify us, by directing your written request to: Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attn: Robert R. Foley, Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker as specified above.

Other Matters

        Our Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

                      By Order of our Board of Directors

                      Robert R. Foley
                      Secretary

New York, New York
May 8, 2009

420 LEXINGTON AVENUE

SUITE 1926
NEW YORK, NY 10170

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF THE INTERNET OR TELEPHONE TO AUTHORIZE YOUR PROXY, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Inter net. To sign up for electronic delivery, please follow the instructions above to authorize your proxy using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you authorize your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To authorize your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

GRMRC1         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRAMERCY CAPITAL CORP.

	For All	Withhold All	For All Except

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.

To elect two Class II Directors of our Company to serve until our 2012 annual meeting of stockholders and until their respective successors are duly elected and qualify.

Nominees:

01) Allan J. Baum

02) Roger M. Cozzi

	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposal

		For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

3.	To consider and act upon any other matters that may properly be brought before the annual meeting and any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting of stockholders and the proxy statement with respect thereto, the terms of each of which are incorporated by reference, and our annual report to stockholders with respect to our 2008 fiscal year, and hereby revoke(s) any proxy or proxies heretofore given with respect to the meeting. This proxy may be revoked at any time before it is exercised.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

GRMRC2

GRAMERCY CAPITAL CORP.
420 Lexington Avenue
New York, New York 10170-1881

Proxy for Annual Meeting of Stockholders to be held on June 18, 2009

THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

The undersigned stockholder of Gramercy Capital Corp., a Maryland corporation (the “Corporation”), hereby constitutes and appoints Roger M. Cozzi and Robert R. Foley and either of them, as proxies of the undersigned, with full power of substitution, to attend the annual meeting of stockholders to be held at the Grand Hyatt New York, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York , at 9:30 a.m., local time, on Thursday, June 18, 2009, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned stockholder(s). If this proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast FOR the nominees of our Board of Directors listed in Proposal 1 and FOR Proposal 2. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with our Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

Please authorize your proxy by signing on the other side and return promptly in the enclosed envelope.

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